UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Monster Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2011

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, June 7, 2011, at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036. At the Annual Meeting, you will be asked to:

1. elect seven directors from among the nominees described in the enclosed Proxy Statement;

2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. approve an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder;

4. hold an advisory vote on the compensation of our named executive officers;

5. hold an advisory vote on whether the advisory vote on our named executive officers’ compensation should be held every one, two or three years; and

6. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,

SALVATORE IANNUZZI
Chairman of the Board of Directors, President
and Chief Executive Officer

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE, 39TH FLOOR
NEW YORK, NEW YORK 10017
(212) 351-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders of Monster Worldwide, Inc. will be held on Tuesday, June 7, 2011 at 10:00 a.m. at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036. At the Annual Meeting, the stockholders will be asked to:

1. elect seven directors from among the nominees described in this Proxy Statement;

2. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. approve an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder;

4. hold an advisory vote on the compensation of our named executive officers;

5. hold an advisory vote on whether the advisory vote on our named executive officers’ compensation should be held every one, two or three years; and

6. transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

All stockholders of record at the close of business on April 13, 2011 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

Whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by Internet or telephone. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

MICHAEL C. MILLER
Executive Vice President, General
Counsel and Secretary

ABOUT THE MEETING AND THE PROXY MATERIALS	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	5
EXECUTIVE COMPENSATION	12
PROPOSAL NO. 1 ELECTION OF DIRECTORS	43
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER	48
PROPOSAL NO. 4 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	57
PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	58
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61
AUDIT MATTERS	61
REPORT OF THE AUDIT COMMITTEE	62
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	63
OTHER BUSINESS	63
STOCKHOLDER PROPOSALS	63
COMMUNICATIONS TO THE BOARD OF DIRECTORS	63
ANNEX A: MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN, AS AMENDED	A-1

PROXY STATEMENT

This Proxy Statement contains information relating to the 2011 Annual Meeting of Stockholders of Monster Worldwide, Inc. (referred to in this Proxy Statement as “we,” “our,” “us,” “Monster” or the “Company”) to be held on Tuesday, June 7, 2011, beginning at 10:00 a.m. at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, and at any postponements or adjournments thereof.

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2010 Annual Report of the Company to certain stockholders and a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to other stockholders beginning on or around April 28, 2011. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting materials.

ABOUT THE MEETING AND THE PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, consisting of: (1) the election of directors from among the nominees described in this Proxy Statement, (2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, (3) the approval of an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder, (4) an advisory vote on named executive officer compensation, and (5) an advisory vote on whether the advisory vote on named executive officer compensation should be held every one, two or three years. In addition, management will report on the performance of the Company during 2010 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, in writing or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. We have engaged Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of proxies. We will pay Innisfree a fee of $12,500 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2011, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting, or any postponements or adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of common stock?

On April 13, 2011, there were 129,318,647 shares of common stock outstanding. Each outstanding share of common stock will be entitled to one vote on each matter acted upon.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

How do I vote?

If you are a registered stockholder, you can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by Internet or telephone or, if you received a printed copy of your proxy materials, by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy. If you hold your shares through a broker or other nominee or if you hold your shares through the Monster Worldwide, Inc. 401(k) Savings Plan (the “401(k) Plan”), please refer to the voting procedures described below.

Vote by Internet

You can vote your shares by Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 6, 2011. You will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.

Vote by Telephone

You can also vote your shares by telephone by calling the toll-free number provided on the voting website, which is www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 6, 2011. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

Vote by Mail

If you received a printed copy of your proxy materials, you can vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Monday, June 6, 2011. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by Internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Voting for Stockholders that Hold Shares Through a Broker or Nominee

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability to provide voting instructions by Internet, telephone and mail.

Voting for 401(k) Plan Participants

Each participant in the 401(k) Plan is entitled to direct the trustee of the 401(k) Plan to vote the shares of our common stock attributable to the participant’s account in the 401(k) Plan. The trustee of our 401(k) Plan is Charles Schwab. Participants in the 401(k) Plan should have received instructions with their proxy materials explaining how the participants can vote the shares of our common stock attributable to their accounts in the 401(k) Plan. Please read the instructions carefully, as the deadline for voting shares held in the 401(k) Plan is Thursday, June 2, 2011.

Votes are tabulated by Broadridge Financial Solutions, an independent third party. Each participant’s votes are confidential and will not be divulged by the trustee or Broadridge Financial Solutions to any person, including officers and employees of the Company. The trustee will vote the shares held by the 401(k) Plan on the basis of the final tabulation results. As a general rule, shares of our common stock held in the 401(k) Plan for which no instructions are received will be voted by the trustee in the same proportion as the shares of our common stock for which voting instructions have been received, subject to compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, one of the federal laws applicable to the 401(k) Plan.

Can I change my vote?

If you are a registered stockholder, you can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by Internet or telephone; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

What do I need to do to attend the Annual Meeting?

You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends you vote your shares:

•	FOR the election of each nominee described in this Proxy Statement to serve for the ensuing year;

•	FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	FOR the approval of an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure; and

•	for holding a non-binding advisory stockholder vote on the compensation of the Company’s named executive officers every 1 YEAR.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors.  Since there are seven nominees for seven director positions to be filled at the Annual Meeting, each of the seven nominees for director who receives at least a majority of the votes cast at the meeting, either in person or by proxy, and entitled to vote for such nominee will be elected. There is no box to abstain from voting on any director. Any nominee in this election who does not receive a majority of the votes cast will promptly offer to tender his or her resignation to the Chairman of the Board of Directors following certification of the stockholder vote. A committee of independent directors shall consider the offer to resign and recommend to the Board of Directors what action such committee believes should be taken in response to the offered resignation. The Board of Directors shall act on such committee’s recommendation within 90 days following certification of the stockholder vote. The Board of Directors shall then promptly disclose its decision whether to accept the director’s resignation offer, including an explanation of how the decision was reached and, if applicable, the reasons for rejecting the resignation offer, in a Form 8-K to be filed or furnished with the Securities and Exchange Commission (the “SEC”). Any director who offers his or her resignation shall not participate in the committee’s recommendation or the Board of Directors’ action regarding whether to accept the resignation offer. However, if the only directors who were duly elected by the stockholders in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.

Proposal No. 3 — Approval of an Amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan.  The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it.

Proposal No. 4 — Advisory Vote on Named Executive Officer Compensation.  The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the compensation of our named executive officers. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. While this vote is required by law, it will not be binding on the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future named executive officer compensation decisions.

Proposal No. 5 — Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation.  The frequency — every one, two or three years — receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. While this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will determine the frequency at which advisory votes on named executive officer compensation will be included in the Company’s proxy statements based on the outcome of this vote.

How are shares held in street name counted?

Under the current rules of the New York Stock Exchange (“NYSE”), brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” As with abstentions, with respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against such proposals. In other words, abstentions and broker non-votes are not considered “votes cast.”

The election of directors, the approval of an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan, the advisory vote on the compensation of our named executive officers and the advisory vote regarding frequency of advisory votes on named executive officer compensation are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes will have no impact on the outcome of these matters because, as stated above, they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is considered a “routine” matter under the current rules of the NYSE. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.

What happens if additional matters are presented at the Annual Meeting?

We do not know of any business or proposals to be acted upon at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the named proxies to vote on such matters in accordance with their best judgment.

What if I am a registered stockholder and I provide a proxy but do not provide specific voting instructions?

Proxies of registered stockholders that do not contain voting instructions for one or more items will be voted with respect to those items as follows: (1) FOR the election of all director nominees described in this Proxy Statement; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm; (3) FOR the approval of the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; (4) FOR the approval of the compensation of the Company’s named executive officers; (5) for an advisory vote on named executive officer compensation to be held every 1 YEAR; and (6) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Who will count the votes?

We have hired a third party, Broadridge Financial Solutions, to be the inspector of elections and tabulate the votes cast at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the results on Form 8-K within four business days after the end of the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Reflecting its commitment to continuous improvement, the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stockholder value.

How are nominees for election to our Board of Directors selected?

The Corporate Governance and Nominating Committee recommends to the Board of Directors individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to the Board of Directors. In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. In accordance with its charter and with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee endeavors to ensure that two-thirds of the Company’s Board of Directors consists of independent directors as defined in both the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) and in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee’s charter and our Corporate Governance Guidelines are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com.

The Corporate Governance and Nominating Committee will consider on an ongoing basis stockholder nominations as nominees for election to the Board of Directors. In evaluating such nominations, the Corporate Governance and Nominating Committee will use the same selection criteria the Corporate Governance and Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Corporate Governance and Nominating Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee’s name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, (4) the suggested nominee’s resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee addressed as follows: Corporate Governance and Nominating Committee of the Board of

Directors, Monster Worldwide, Inc., 622 Third Avenue, 39th Floor, New York, New York 10017. For more information on stockholder proposals, see “Stockholder Proposals” on page 63.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2012 Annual Meeting of Stockholders at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017 no earlier than February 13, 2012 and no later than March 14, 2012. For more information on stockholder proposals, see “Stockholder Proposals” on page 63.

All seven of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.

Does the Corporate Governance and Nominating Committee consider diversity in identifying nominees?

As noted in the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee, in evaluating and recommending individuals to the Board of Directors for nomination as directors, and the Board of Directors, in approving director nominees, considers, among other factors, diversity. As part of the Corporate Governance and Nominating Committee’s process (in consultation with the Board of the Directors) of determining the appropriate characteristics, skills and experience required for individual directors, the Corporate Governance and Nominating Committee analyzes the abilities and business experience of each nominee in order to ensure that the Board of Directors is comprised of members with a diverse range of skills and experience.

What is the Board’s role in the oversight of risk?

Management is responsible for the day-to-day management of the risks we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee is principally charged with the duty of oversight over risks related to the Company’s financial statements. The Audit Committee considers those risks that would affect the accurate reporting of the Company’s results of operations and the accurate valuation of the assets and liabilities reflected on the Company’s balance sheet. In performing this duty, the Audit Committee receives and reviews reports regarding risks related to the Company’s financial statements from the Company’s independent registered public accounting firm and the Company’s internal audit department. The Audit Committee receives such reports at least quarterly. The Audit Committee also meets separately in executive session with the Company’s independent registered public accounting firm, senior management and the Senior Vice President of Risk and Internal Audit to discuss the material financial risks facing the Company and the steps the Company has taken, and will take in the future, to monitor and control such risks. The Company’s management, internal audit department and independent registered public accounting firm discuss potential financial risks and the classification of such risks, based on potential impact and likelihood of occurrence, and discuss with the Audit Committee the audit programs undertaken based on this risk assessment. Those audit programs as finally adopted reflect any comments of the Audit Committee.

The entire Board of Directors is responsible for the oversight of all other risks (such as technology risks, globalization risks, transaction risks and operational risks). The Board of Directors periodically devotes a portion of its meetings to a discussion of the risks faced by the Company and the implications of those risks. The Board of Directors receives and reviews reports regarding risks from senior management as well as the heads of the Company’s various business segments. The Board of Directors also meets with management to discuss material risks and the controls, guidelines and policies established and implemented by management relating to risk assessment and risk management. In connection with this oversight role, the Board of Directors also reviews and considers all significant initiatives brought before the Board of Directors.

The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. For more information on the Compensation Committee’s roles in risk oversight, see “What are the Company’s compensation policies and practices relating to risk management?” beginning on page 27.

What is the Company’s Board leadership structure and why does the Company believe its Board leadership structure is appropriate?

The Board of Directors and the Governance and Nominating Committee have engaged in a comprehensive review of the Company’s corporate governance practices. The positions of Chairman and Chief Executive Officer are combined at the Company. The Board of Directors believes that combining the positions of Chairman and Chief Executive Officer is appropriate given that the size of the Board of Directors permits regular communication among all of the independent directors, and between the independent directors and the Company’s senior management. This structure allows for information to flow to the independent directors so that such directors can provide meaningful input during deliberations. The Company also has a lead independent director who acts as the principal interface between the Company’s independent directors and senior management and presides over meetings of the independent directors. In addition, the lead independent director has input into the agendas for meetings of the Board of Directors and coordinates the various functions of the committees of the Board of Directors. A majority of the independent directors of the Board of Directors had appointed Robert J. Chrenc as our lead independent director in 2010. Mr. Chrenc served as the lead independent director until his death on February 22, 2011. On March 14, 2011, a majority of the independent directors of the Board of Directors appointed Edmund P. Giambastiani, Jr. as the interim lead independent director.

What are the qualifications of the Company’s directors and nominees for director, and what are the reasons why each such person should serve as a director of the Company?

John Gaulding.  Mr. Gaulding brings significant sales and marketing experience to the Board of Directors. Additionally, as a result of his long tenure on the Board of Directors, Mr. Gaulding brings a valuable historical perspective to deliberations of the Board of Directors.

Admiral Edmund P. Giambastiani, Jr., U.S. Navy (Retired).  Admiral Giambastiani’s training as the second highest ranking military officer in the United States and his 40 plus years of governmental leadership expertise have given him numerous skills that make him a valuable asset to the Board of Directors, including his leadership skills, experience in employing, training and deploying a large number of individuals, and relationships with, and understanding of, the federal government. In addition, his experience serving on boards of several other organizations including a Dow 30 company enables him to bring tremendous corporate governance insight to the Company’s corporate governance processes.

Cynthia P. McCague.  Ms. McCague brings extensive experience in human resources and corporate and executive compensation to the Board of Directors. Her extensive international experience in human resources gives the Board of Directors an important perspective on the dynamics of the recruitment process and an understanding of the obstacles, challenges and preferences of Monster’s customers. In addition, her experience gives the Board of Directors insight on organizational development and strategy for the Company.

Jeffrey F. Rayport.  Dr. Rayport is a recognized thought leader in the e-commerce industry, bringing highly relevant digital media, marketing and e-commerce experience to the Board of Directors. His perspective and experience gives the Board of Directors valuable insight into the dynamic environment of the digital marketplace.

Roberto Tunioli.  Mr. Tunioli is the former Vice Chairman and Chief Executive Officer of Datalogic, SpA, a publicly traded company based in Italy. Mr. Tunioli brings significant public company management experience to the Board of Directors, as well as an international perspective to deliberations of the Board of Directors. In light of the Company’s substantial global presence, the Board of Directors gains valuable insight from Mr. Tunioli’s international perspective.

Salvatore Iannuzzi and Timothy T. Yates.  In addition to the skills and background that were the basis of Mr. Iannuzzi being selected as Chief Executive Officer and Mr. Yates being selected as Executive Vice President and former Chief Financial Officer, the Board of Directors determined that it would be beneficial to have multiple perspectives from the Company’s senior management on the Board of Directors.

For more information concerning the qualifications, background and skills of the director nominees, see “Proposal No. 1 Election of Directors” beginning on page 43.

Have there been any additions to the Board of Directors since the 2010 annual meeting of stockholders held in June 2010?

There have been no additions to the Board of Directors since our 2010 annual meeting.

Who are the current members of the Board of Directors, and which of the directors are standing for re-election?

The seven members of our Board of Directors on the date of this Proxy Statement are:

Salvatore Iannuzzi, Chairman
John Gaulding
Edmund P. Giambastiani, Jr.
Cynthia P. McCague
Jeffrey F. Rayport
Roberto Tunioli
Timothy T. Yates

All seven directors are standing for re-election at the Annual Meeting.

How often did the Board of Directors meet during the year ended December 31, 2010?

During the year ended December 31, 2010, the Board of Directors held 11 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served.

What committees has the Board of Directors established?

The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board of Directors has adopted a written charter for each of the Audit, Compensation and Corporate Governance and Nominating Committees setting forth the roles and responsibilities of each committee. The charters are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com.

Audit Committee.  The Audit Committee is charged with, among other things, the appointment of the independent registered public accounting firm for the Company, as well as discussing and reviewing with the independent registered public accounting firm the scope of the annual audit and results thereof, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company’s quarterly reports and reviews documents filed with the SEC. During 2010, the Audit Committee was comprised of Robert J. Chrenc (who served as the Chairman of the Audit Committee until his death on February 22, 2011), John Gaulding and Robert Tunioli. The Board of Directors determined that (a) all members of the Audit Committee during 2010 were “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NYSE Listed Company Manual and our Corporate Governance Guidelines and (b) that Robert J. Chrenc qualified as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K of the Exchange Act. During 2010, the Audit Committee met five times. The Audit Committee’s report is on page 62. On March 14, 2011, following the death of Mr. Chrenc, Roberto Tunioli was appointed the Interim Chairman of the Audit Committee and Jeffrey F. Rayport was appointed to the Audit Committee. The Board of Directors has determined that (a) all of the current members of the Audit Committee are “independent” as required by the Exchange Act, the NYSE Listed Company Manual and our

Corporate Governance Guidelines and (b) Roberto Tunioli qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K of the Exchange Act.

Compensation Committee.  The Compensation Committee is charged with, among other things, recommending to the Board of Directors the compensation for the Company’s executives and administering the Company’s stock incentive and benefit plans. The Compensation Committee is entitled to delegate any of its responsibilities to a subcommittee of the Compensation Committee to the extent consistent with our charter, by-laws, Corporate Governance Guidelines, applicable law and the NYSE Listed Company Manual.

The Board of Directors has determined that all members of the Compensation Committee during 2010 and all current members of the committee are “independent directors” as required by the NYSE Listed Company Manual and our Corporate Governance Guidelines, “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Membership on the Compensation Committee is determined by the Board of Directors. The Compensation Committee Chairman regularly reports on Compensation Committee actions and recommendations at Board of Directors meetings. Admiral Giambastiani serves as Chairman of the Compensation Committee. During 2010, the Compensation Committee met nine times.

The Compensation Committee’s report is on page 28. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis,” which begins on page 12.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is charged with, among other things, assisting the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company’s stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Corporate Governance and Nominating Committee is also responsible for general corporate governance matters, including making recommendations relating to our Corporate Governance Guidelines. The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee during 2010 and all current members of the committee qualify as “independent,” as required by the Exchange Act, the NYSE Listed Company Manual and our Corporate Governance Guidelines. Mr. Gaulding serves as Chairman of the Corporate Governance and Nominating Committee. During 2010, the Corporate Governance and Nominating Committee met seven times.

Who are the members of the committees of the Board of Directors?

The table below provides the membership of each committee of the Board of Directors as of the date of this Proxy Statement.

Committee	Member

Audit Committee	Roberto Tunioli, Interim Chairman John Gaulding Jeffrey F. Rayport

Compensation Committee	Edmund P. Giambastiani, Jr., Chairman Cynthia P. McCague Roberto Tunioli

Corporate Governance and Nominating Committee	John Gaulding, Chairman Edmund P. Giambastiani, Jr. Jeffrey F. Rayport

Which directors has the Board of Directors determined to be independent?

Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are set forth in our Corporate Governance Guidelines and are available through the “Corporate Governance” section of our company website. Our company website is located at http://about-

monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com. These guidelines identify categories of relationships that the Board of Directors has determined would affect a director’s independence. Under the Corporate Governance Guidelines, at least two-thirds of the Board of Directors shall consist of directors who satisfy the independence requirements of the Corporate Governance Guidelines and the NYSE Listed Company Manual.

The Board of Directors has analyzed the independence of each director nominee and determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual: John Gaulding, Edmund P. Giambastiani, Jr., Cynthia P. McCague, Jeffrey F. Rayport and Roberto Tunioli. Thus, five of the seven directors standing for re-election, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, meet the standards of independence under our Corporate Governance Guidelines and the NYSE Listed Company Manual.

Is the Company aware of any Compensation Committee Interlocks?

None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2010, and none had any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or the Compensation Committee.

What is the Company’s policy regarding director attendance at Annual Meetings?

It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. Messrs. Iannuzzi, Yates, Chrenc, Gaulding, Giambastiani, Rayport and Tunioli and Ms. McCague, constituting all of the members of the Board of Directors who were standing for election at that meeting, attended the 2010 annual meeting of stockholders.

How are directors compensated?

2010 Compensation

The compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay non-employee directors for work required for the Company; compensation should align non-employee directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Employee directors receive no compensation for their service on the Board of Directors.

For 2010, each non-employee director of the Company received an annual retainer of $40,000, except that the lead independent director received an annual retainer of $60,000. The Chairman of each committee of the Board of Directors received an additional retainer as follows: the Chairman of the Audit Committee received an annual retainer of $50,000; the Chairman of the Compensation Committee received an annual retainer of $35,000; and the Chairman of the Corporate Governance and Nominating Committee received an annual retainer of $20,000. Each non-employee director of the Company that served on a committee of the Board of Directors, but who was not the Chairman of such committee, received an additional annual retainer as follows: the members of the Audit Committee each received an annual retainer of $25,000; the members of the Compensation Committee each received an annual retainer of $15,000; and the members of the Corporate Governance and Nominating Committee each received an annual retainer of $10,000. Each non-employee director also received $2,500 for each meeting of the Board of Directors attended by telephone or in person.

Pursuant to the Monster Worldwide, Inc. 2008 Equity Incentive Plan, the Board of Directors (or a designated committee thereof) determines on a discretionary basis what equity awards, if any, will be made to non-employee directors upon commencement of service as a non-employee director and what equity awards, if any, will be made to non-employee directors on an annual basis thereafter. Awards to non-employee directors are not subject to the discretion of Company management. In accordance with the equity compensation program for non-employee directors in effect during 2010, as established by the Corporate Governance and Nominating Committee (which is the committee designated by the Board of Directors to administer equity grants to non-employee directors), each new non-employee director received 7,500 shares of restricted stock upon commencement of service (of which 3,750 shares were vested upon grant and 3,750 shares will vest on the first anniversary of the date of grant), and each non-employee director who served since the 2009 annual meeting of stockholders received 5,000 shares of restricted stock on the day following our 2010 annual meeting of stockholders (of which 2,500 shares will vest on each of the first and second anniversaries of the date of grant). As a result, during 2010, Messrs. Chrenc, Gaulding, Giambastiani and Tunioli received awards of 5,000 shares of restricted stock on the day following our 2010 annual meeting and Ms. McCague and Dr. Rayport each received initial appointment awards of 7,500 shares of restricted stock upon commencement of their service as directors of the Company. In addition, on September 20, 2010 the Corporate Governance and Nominating Committee awarded 15,000 shares of restricted stock to Mr. Chrenc in recognition for Mr. Chrenc’s contributions to, and service on, the Special Litigation Committee of the Board of Directors.

The following table provides the compensation information for the year ended December 31, 2010 for each member of our Board of Directors who served as a non-employee director during 2010.

	Fees Earned or Paid
Name of Director(1)	in Cash(2)	Stock Awards(3)	Total

Robert J. Chrenc	$152,500	$257,350	$409,850
John Gaulding	110,000	61,900	171,900
Edmund P. Giambastiani, Jr.	110,000	61,900	171,900
Cynthia P. McCague	52,917	129,600	182,517
Jeffrey F. Rayport	50,000	129,600	179,600
Roberto Tunioli	100,641	61,900	162,541

(1)	Salvatore Iannuzzi and Timothy T. Yates are not included in this table because they are employees of the Company and receive no compensation for serving as directors. Compensation for Mr. Iannuzzi’s service as President and Chief Executive Officer and Mr. Yates’ service as Executive Vice President and Chief Financial Officer is reflected in the “Summary Compensation Table” on page 29.

(2)	The “Fees Earned or Paid in Cash” column reports the amount of cash compensation earned in 2010 for service on the Board of Directors and each committee thereof. The breakdown of the cash compensation for each non-employee director is:

Robert J. Chrenc	$125,000 in retainer fees and $27,500 in meeting fees
John Gaulding	$85,000 in retainer fees and $25,000 in meeting fees
Edmund P. Giambastiani, Jr.	$85,000 in retainer fees and $25,000 in meeting fees
Cynthia P. McCague	$35,417 in retainer fees and $17,500 in meeting fees
Jeffrey F. Rayport	$32,500 in retainer fees and $17,500 in meeting fees
Roberto Tunioli	$79,141 in retainer fees and $21,500 in meeting fees

(3)	The amounts reported in the “Stock Awards” column consist of the grant date fair value of stock awards granted in 2010, calculated in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). The fair value for all stock awards is calculated using the closing price of the Company’s common stock on the date of grant of the award. For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 2, 2011.

As of December 31, 2010, the following numbers of shares were underlying outstanding unvested stock awards for the following directors: Robert J. Chrenc (22,500), John Gaulding (7,500), Edmund P. Giambastiani, Jr. (7,500), Cynthia P. McCague (3,750), Jeffrey F. Rayport (3,750) and Robert Tunioli (5,000). Following Mr. Chrenc’s death in February 2011, the Corporate Governance and Nominating Committee accelerated the vesting of his unvested stock awards.

As of December 31, 2010, John Gaulding held 24,014 outstanding stock options.

2011 Compensation

After reviewing the Company’s compensation program for non-employee directors, and in furtherance of achieving the goals of such program, the Corporate Governance and Nominating Committee established a new compensation package for non-employee directors, effective January 1, 2011.

Each non-employee director will continue to receive an annual cash retainer for his or her service on the Board of Directors. However, no fees will be paid for attending Board of Directors or committee meetings. The annual cash retainer for the lead independent director will be $100,000 and the annual cash retainer for each other non-employee director will be $75,000. Non-employee directors serving on the Audit Committee will receive an additional retainer of $25,000 ($50,000 in the case of the Chairman of the Audit Committee). Non-employee directors serving on the Compensation Committee will receive an additional retainer of $20,000 ($40,000 in the case of the Chairman of the Compensation Committee). Non-employee directors serving on the Corporate Governance and Nominating Committee will receive an additional retainer of $10,000 ($20,000 in the case of the Chairman of the Corporate Governance and Nominating Committee).

Pursuant to the Monster Worldwide, Inc. 2008 Equity Incentive Plan, each non-employee director will receive an award of that number of shares of restricted stock having a value equal to $150,000 (determined by using the closing price of our common stock on the date of grant) upon his or her commencement of service on the Board of Directors, of which fifty percent (50%) of the shares will vest immediately upon grant and the remaining fifty percent (50%) will vest on the first anniversary of the date of grant. In addition, on the day following each annual meeting of stockholders, each non-employee director who has served as a non-employee director since the prior annual meeting of stockholders will receive an award of that number of shares of restricted stock having a value equal to $125,000 (determined by using the closing price of our common stock on the date of grant), of which twenty-five percent (25%) of the shares will vest on each of the first four (4) anniversaries of the grant date. Except for sales of shares to satisfy tax obligations due in connection with vesting, each non-employee director is required to maintain ownership of the shares of the Company received on or after January 1, 2011 as compensation for his or her service on the Board of Directors until he or she no longer serves as a non-employee director.

Non-employee directors will also be reimbursed for reasonable expenses incurred by them in connection with the performance of their duties as members of the Board of Directors.

In addition, on March 14, 2011, each outstanding equity award held by a non-employee director was amended to provide for full acceleration in the event of the death or disability of the non-employee director. Such amendments were made to bring the vesting provisions of our non-employee director equity awards in line with the vesting provisions of our executive equity awards.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis (“CD&A”) explains how the Company determines the compensation that is paid to our named executive officers, or “NEOs,” who are our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and our three highest-compensated executive officers (other than our CEO and CFO). In 2010, our NEOs were: (a) Salvatore Iannuzzi, Chairman of the Board, President and CEO; (b) Timothy T. Yates, Executive Vice President and CFO; (c) Darko Dejanovic, Executive Vice President, Global Chief Information Officer and Head of Product; (d) James M. Langrock, Senior Vice President, Finance and Chief Accounting Officer; and (e) Lise Poulos, Executive Vice President and Chief Administrative Officer.

Effective January 27, 2011, Mr. Langrock succeeded Mr. Yates as the Company’s CFO (Mr. Langrock will also continue to serve as the Company’s principal accounting officer). Mr. Yates will continue to serve as an Executive Vice President of the Company and a member of the Board of Directors. In connection with his promotion to the position of CFO, Mr. Langrock received certain additional compensation, as described below in this CD&A.

Mr. Yates’ compensation was not adjusted in recognition of his ongoing role as an Executive Vice President and corporate officer of the Company.

This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate senior executives who will promote both the near-term and long-term interests of our three most important constituents — our stockholders, our employees and our customers — while simultaneously discouraging excessive risk-taking. The Company seeks to achieve these results by relating compensation to the attainment of operational and strategic goals (both quantitative and qualitative) through an appropriate mix of base salary, annual cash bonus opportunities and long-term equity incentive awards. In determining the appropriate mix of NEO compensation, the Compensation Committee seeks to ensure that a significant portion of NEO compensation is “at risk” (i.e., the amount of such compensation will decrease if the value of the Company decreases and such compensation will be forfeited if the NEOs do not remain employed by the Company over a vesting period of several years). “At risk” compensation is designed to directly link the value of the NEOs’ total compensation to the long-term value of the Company and is primarily provided through grants of restricted stock or restricted stock units that vest in equal installments over a period of four years or based on the Company’s achievement of performance goals, and that are designed to motivate the NEOs to achieve positive long-term results while ensuring that they share with our stockholders the consequences of a decline in our stock price. Consistent with this approach, the breakdown of 2010 NEO compensation was as follows:

2010 CEO Compensation

2010 Compensation for All Other NEOs (Average)

As illustrated by the charts above, approximately 81% of Mr. Iannuzzi’s 2010 compensation is considered “at risk” and approximately 75% of the other NEOs’ 2010 compensation (on average) is considered “at risk.” The Compensation Committee believes that placing a significant portion of the NEOs’ total compensation “at risk” has the effect of aligning the NEOs’ interests with our stockholders’ interests because the NEOs’ total compensation will increase or decrease as the value of the Company increases or decreases, as the case may be. Each of the components of compensation in the charts above is described in further detail in this CD&A.

2010 Compensation Considerations

Before establishing the Company’s 2010 business plan, management recognized that the global financial crisis and resulting economic recession were still having a substantial impact on the Company’s industry and were likely to continue during 2010. As a result, the NEOs focused the Company’s resources in 2010 on (i) maintaining a consistent level of revenue, (ii) maintaining or increasing our market share and (iii) improving the long-term health of the Company. These goals were accomplished by the NEOs. For example, our 2010 revenue increased by approximately $9 million and we continued to strengthen our competitive position in the marketplace through ongoing investment in and diversification of our products and services, as well as through several strategic initiatives, such as our purchase of HotJobs. The Company also generated a 23% year-over-year increase in both deferred revenue and bookings (which represents the value of contractual orders received), and is poised to deliver even stronger results for our stockholders as the economy improves. In addition, through the strong leadership of our NEOs, the Company’s performance in several other key financial measures, such as operating income and net income, began to significantly improve as 2010 progressed.

In determining the compensation of our NEOs for 2010, the Compensation Committee took into account the realities of the current economic environment and the goals that the Company desired to achieve in such environment (as described above). The Compensation Committee also took into account the Company’s near-term financial results, the many contributions of our NEOs that are not fully reflected in our near-term financial results, the highly competitive nature of the Company’s industry, compensation data about the Company’s peer group provided by the Compensation Committee’s independent compensation consultant (Buck Consultants, LLC) and the need to attract, retain and motivate a team of highly qualified and dedicated senior executives who are critical to the long-term success of the Company.

Additionally, upon management’s recommendation, in March 2010 the Compensation Committee approved the annual bonus plan for 2010 with a total potential funding amount significantly less than what would be typically earned if target performance was fully achieved. Accordingly, even full achievement of the targets set under the 2010 bonus plan would generally result in significantly lower awards.

With these considerations in mind, the Compensation Committee made the decisions set forth below with respect to NEO compensation for 2010.

Base Salary

The Compensation Committee aims to set NEO compensation at or near the 75th percentile of our peer group in order to ensure that we are able to attract and retain a highly skilled management team. During 2010, the Compensation Committee engaged Buck Consultants to determine whether the compensation of our NEOs was in line with this compensation target. After reviewing compensation data from our peer group (which is described on pages 17-18), Buck Consultants determined that the base salaries of Messrs. Dejanovic and Langrock were below the 75th percentile of our peer group. As a result of this determination, and after considering the strong performance of Messrs. Dejanovic and Langrock, the Compensation Committee increased Mr. Dejanovic’s base salary by $50,000 and Mr. Langrock’s base salary by $15,000, in each case, to bring such NEO’s base salary level in line with the compensation target. Although the Compensation Committee recognized that each of the other NEOs also performed strongly in 2010, because Buck Consultants determined that base salaries for the other NEOs were at or near the 75th percentile of our peer group, no other NEO received a base salary increase in 2010.

Bonus Compensation

In recognition of the recent global financial crisis and resulting recession, as well as the uncertain economic outlook generally and within our industry, as noted above, upon management’s suggestion, the Compensation Committee determined that the total amount available under our annual incentive bonus plan upon achievement of the 2010 targets would be substantially reduced from the amount available in previous years. The Compensation Committee concluded that lowering potential payouts under the annual incentive bonus plan would align the interests of the Company’s stockholders and employees while still allowing the Company to motivate and incentivize its employees through the opportunity of earning meaningful bonuses.

Based on the Company’s Consolidated Gross Sales, Consolidated Operating Income and Consolidated Net Revenue, which were the performance metrics established by the Compensation Committee to determine 2010 bonuses under our annual incentive bonus plan, the Company achieved an average of 41% of its performance target. In addition, after reviewing the performance of each NEO during 2010, the Compensation Committee determined that each NEO was deserving of an “exceptional” performance factor for purposes of determining his or her 2010 bonuses under our annual incentive bonus plan. However, the actual bonus payout that each NEO (other than Mr. Langrock) received under our annual incentive bonus plan was substantially lowered in connection with the overall reduction in the 2010 bonus pool, as described below on pages 21-24. The Compensation Committee determined that, in light of the additional duties and responsibilities assumed by Mr. Langrock in connection with his promotion to the position of CFO, it would not be appropriate to lower his 2010 bonus under our annual incentive bonus plan, since he was at a lower level of compensation at the time the 2010 bonus targets were adopted and that all of the NEOs’ 2010 bonuses were calculated using their respective current rates of compensation, taking into account the adjustments resulting from the base salary increases for Messrs. Dejanovic and Langrock discussed above.

In addition, in consultation with its independent compensation consultant, the Compensation Committee granted each NEO a restricted stock award in March 2011 in recognition of several factors, including each NEO’s performance during 2010. These awards are described on pages 23-24 and vest in equal annual installments over four years based on the NEO’s continued employment with the Company.

The Compensation Committee believes that the bonuses paid to our NEOs in respect of 2010 are appropriate in light of (i) the NEOs’ efforts in leading the Company through a volatile and uncertain economic climate during 2010, (ii) the NEOs’ efforts in helping us complete the successful acquisition and integration of HotJobs during 2010 and in increasing our revenue and (iii) the improvement of the Company’s performance in several key areas as 2010 progressed. Additionally, the restricted stock bonus received by each NEO further aligns the NEOs’ interests with the interests of our stockholders by directly linking the value of the NEOs’ total compensation to the value of the Company.

Long-Term Equity Awards

Consistent with the Compensation Committee’s philosophy of providing the NEOs with equity-based awards that are intended to retain and motivate them, and to align their interests with our stockholders’ interests, each NEO’s 2010 annual equity award was in the form of restricted stock with a four year annual vesting schedule that requires the NEO’s continuing employment with the Company on the applicable vesting date. The Compensation Committee believes that restricted stock awards accomplish these goals because (i) the awards are generally forfeited in the event that the NEO resigns prior to vesting and (ii) the value of the awards is directly tied to the value of the Company, thereby motivating the NEOs to achieve positive long-term results, while ensuring that they share with our stockholders the consequences of a decline in our stock price. Each NEO’s 2010 annual restricted stock grant is described in detail on pages 24-25.

General

The actions undertaken by the Compensation Committee with respect to the compensation of our NEOs in 2010 reflect the Company’s general pay-for-performance and “at-risk” approaches to executive compensation, as embodied in:

•	The percentage of the NEOs’ 2010 compensation that is considered “at risk,” and therefore is either not received if the NEOs do not satisfy a multi-year vesting schedule or is less valuable if the Company and the NEOs do not adequately perform.

•	The Compensation Committee’s adoption of an annual incentive plan with earning potential substantially reduced from what it had been historically, resulting in a reduction of the 2010 bonuses paid to the NEOs (other than Mr. Langrock), in recognition of the volatile and uncertain economic climate.

•	The use of a four-year vesting schedule for equity-based awards granted to our executive officers.

•	The elimination of tax gross-up payments to executives in connection with taxable benefits that are not made available to employees generally.

•	The requirements that certain executive officers, including all of the NEOs, generally retain 25% of the equity securities granted to them by the Company on or after January 18, 2006 until the earlier of the executive’s termination of employment, death or disability, or a change in control of the Company.

•	The Compensation Committee’s discretion to reduce bonuses payable to a participant in the annual incentive plan on the basis of financial results the Company is subsequently required to restate if the participant had actual knowledge of the circumstances requiring the restatement.

•	The Compensation Committee’s general policy against entering into new employment contracts or materially amending existing employment contracts that provide gross-up payments for excise taxes payable on a change in control, except where necessary to recruit a new executive, in which case the gross-up provision would be limited to payments triggered by both a change in control and termination of employment and would be subject to a three-year sunset provision.

•	The decision not to maintain a retirement plan or other excess pension benefit plan for the Company’s senior executives in addition to the retirement plan it maintains for its employees generally.

What are the objectives of our compensation programs for executive officers and what are they designed to reward?

Our compensation program is based on three fundamental principles:

•	deliver rewards in ways that motivate executives to think and act in both the near-term and long-term interests of our three most important constituents — our stockholders, our employees and our customers, with an emphasis on building the brand and business of the Company over the long-term;

•	structure the entire compensation package in a manner that attracts and retains key executives; and

•	relate the compensation to the attainment of operational and strategic goals (both quantitative and qualitative goals).

Who is responsible for determining the compensation levels of executive officers?

The Compensation Committee recommends the compensation for the CEO, subject to approval by the independent members of the Board of Directors, and sets the compensation for the other NEOs and all other executive officers. In recommending the CEO’s compensation and setting compensation for our other NEOs and other executive officers in 2010, the Compensation Committee conferred with our CEO (except that the CEO does not participate in discussions with respect to the determination of his compensation) and with the compensation and benefits professionals in the Company’s Human Resources Department. In addition, in performing its duties, the Compensation Committee periodically confers with an independent compensation consultant, as described below.

In determining compensation, the Compensation Committee reviews and assesses the operational and strategic goals of the Company, the performance of the Company based, in part, on specific measures and targets established by the Compensation Committee and the Board of Directors (described below with respect to annual bonus opportunities) and the performance of the individual executive officers. From time to time, the Compensation Committee, in consultation with compensation consultants, also reviews and assesses the compensation paid to the senior executives of the Company’s peer group, as described below. Compensation is not driven entirely by formulas. Instead, Compensation Committee members may exercise discretion to reward individual performance in making their assessments. We believe this is important, as the Company’s ultimate focus on long-term results may not be reflected in the attainment of annual financial targets. Compensation Committee members participate in regular updates on our business priorities, strategies and results during which they interact with our executive officers.

What is the role of compensation consultants in determining or recommending the amount or form of executive compensation?

As noted above, from time to time the Compensation Committee has consulted with an independent compensation consultant about the competitive market for comparable executives. The role of the independent compensation consultant is to provide advice to the Compensation Committee to assist it in fulfilling its responsibilities under its charter. In October 2009, following a review process, the Compensation Committee retained Buck Consultants as its independent compensation consultant. Buck Consultants was also retained by the Compensation Committee in 2010.

In setting compensation for named executive officers in 2010, the Compensation Committee consulted with Buck Consultants on a wide range of executive compensation matters including the overall design of the executive compensation program, competitive market data, and various other matters related to compensation for the Company’s executive officers. The Compensation Committee made two significant NEO compensation decisions in 2010 in consultation with Buck Consultants, each of which is described below in detail:

•	the Compensation Committee increased the base salaries of Messrs. Dejanovic and Langrock; and

•	the Compensation Committee provided equity grants to the NEOs in the 2010 annual grant cycle that were larger than the equity grants made in the 2009 annual grant cycle in order to ensure that the Company’s equity compensation program meets our desired retention and incentive goals, because the Compensation Committee determined that the outstanding equity awards held by the NEOs no longer sufficiently provided the incentive and retention value that they were originally intended to provide.

In setting compensation for named executive officers in 2011, the Compensation Committee has consulted, and plans to continue to consult, with Buck Consultants.

Management did not engage its own compensation consultants during 2010. In the course of preparing its recommendations for consideration by the Compensation Committee, management has discussions with Buck Consultants in order to make Buck Consultants aware of management’s thinking and in order to gain the benefit of Buck Consultants’ market intelligence. These communications are part of Buck Consultants’ scope of services authorized by the Compensation Committee.

What companies are included in the Company’s peer group?

We believe that there are no companies that are exactly in our position. As a result, the companies that are part of our peer group are publicly-held companies that are only moderately similar to us. For example, our peer group typically includes companies that provide services over the internet, but that are not employment related businesses, companies that are comparable in size to us, but that are not employment related businesses and companies that connect both “buyers” and “sellers” of goods or services, but that are not employment related businesses. From 2007-2009, the Company’s peer group remained relatively constant. However, given the changes in the market since 2007 and the macroeconomic environment in which the Company was operating, following its engagement by the Compensation Committee in October 2009, Buck Consultants performed a review of the Company’s peer group to ensure that it is an appropriate informal reference for purposes of compensation planning for future years. Upon the recommendation of Buck Consultants, the Compensation Committee approved a revised peer group, taking into account the respective companies’ sizes, business models and market challenges. Additionally, in order to provide a more meaningful data pool given the unique nature of the Company’s business, the number of companies in the peer group was increased from 14 to 20. The Company’s peer group for 2010 is set forth below.

•	Adobe Systems, Inc.

•	Akamai Technologies, Inc.

•	The Dun & Bradstreet Corporation

•	Earthlink, Inc.

•	Equifax, Inc.

•	Expedia, Inc.

•	GSI Commerce Inc.

•	IAC/Interactive Corp.

•	Infogroup, Inc.

•	McAfee, Inc.

•	Netflix, Inc.

•	Orbitz Worldwide, Inc.

•	Paychex, Inc.

•	priceline.com Inc.

•	SAVVIS, Inc.

•	salesforce.com, Inc.

•	United Online, Inc.

•	ValueClick, Inc.

•	Verisign, Inc.

•	Yahoo! Inc.

Although the Compensation Committee does not anticipate making any changes to the Company’s peer group for 2011, it will review the Company’s peer group on a periodic basis to ensure that it remains appropriate.

Does the Company enter into written agreements with NEOs regarding their compensation?

Yes, the compensation paid in 2010 to the NEOs was determined, in part, by the terms set forth in employment agreements that were negotiated at arm’s length between the Company and each of the NEOs. We believe that having employment agreements with the NEOs provides an incentive to them to remain with the Company and serves to align their interests with those of the stockholders, including in the event of a potential acquisition of the Company.

Salvatore Iannuzzi.  The Company entered into an employment agreement with Mr. Iannuzzi, effective April 11, 2007. Pursuant to his employment agreement, Mr. Iannuzzi receives a base salary of $1,000,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee. Mr. Iannuzzi is eligible to earn an annual bonus based on his attainment of certain performance objectives, but his bonus may not be less than the maximum bonus opportunity available to the Company’s other senior executives. In addition, Mr. Iannuzzi is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Iannuzzi is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to

Mr. Iannuzzi, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Iannuzzi has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Iannuzzi has agreed to restrictive covenants regarding confidentiality and non-disparagement. As previously disclosed, in October 2008, the Compensation Committee awarded Mr. Iannuzzi 350,000 performance-based shares of restricted stock in order to ensure his retention. The Compensation Committee determined that the terms of Mr. Iannuzzi’s employment agreement and the amount of equity he already held in the Company, including the performance-based shares of restricted stock, were sufficient to protect the Company and obviated a need for a separate agreement prohibiting competition, solicitation and misuse of confidential information and intellectual property.

Timothy T. Yates.  The Company entered into an employment agreement with Mr. Yates, effective June 7, 2007. Pursuant to this employment agreement, Mr. Yates receives a base salary of $500,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Mr. Yates is eligible to earn an annual bonus based on his attainment of certain performance objectives, with the amount to be determined by the Compensation Committee. In addition, Mr. Yates is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with his position. Per his employment agreement, Mr. Yates is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Yates, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Yates has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Yates has agreed to restrictive covenants regarding confidentiality and non-disparagement. As previously disclosed, in October 2008, the Compensation Committee awarded Mr. Yates 150,000 performance-based shares of restricted stock in order to ensure his retention. As a condition to receiving such award, Mr. Yates entered into a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008 (the “New Yates Agreement”), which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Yates has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement. The provisions of the New Yates Agreement supersede any conflicting terms contained in any other agreement between the Company and Mr. Yates.

Darko Dejanovic.  The Company entered into an employment agreement with Mr. Dejanovic, dated March 2, 2007. Pursuant to his employment agreement, Mr. Dejanovic initially received a base salary of $450,000 per year, and is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary. In addition, as described above, Mr. Dejanovic’s base salary was increased to $500,000, effective October 1, 2010, to bring his base salary in line with our desired compensation target within our peer group. Mr. Dejanovic is also eligible to participate in the Company’s equity incentive plans. Per his employment agreement, Mr. Dejanovic is also entitled to participate in benefit plans as generally provided by the Company. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments to Mr. Dejanovic, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Dejanovic has agreed that, during his employment and for three months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Dejanovic has agreed to restrictive covenants regarding confidentiality and non-disparagement. As previously disclosed, in October 2008, the Compensation Committee awarded Mr. Dejanovic 150,000 performance-based shares of restricted stock in order to ensure his retention. As a condition to receiving such award, Mr. Dejanovic entered into a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008 (the “New Dejanovic Agreement”), which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Dejanovic has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement. The provisions of the New Dejanovic Agreement supersede any conflicting terms contained in any other agreement between the Company and Mr. Dejanovic.

James M. Langrock.  The Company entered into an employment agreement with Mr. Langrock, effective May 15, 2008. Pursuant to his employment agreement, Mr. Langrock initially received a base salary of $350,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. As described above, Mr. Langrock’s base salary was increased to $365,000, effective October 1, 2010, to bring his base salary in line with our desired compensation target within our peer group. In addition, Mr. Langrock’s base salary was increased to $400,000, effective January 27, 2011, in connection with his promotion to the position of CFO. Mr. Langrock is eligible to earn an annual bonus based on his attainment of certain performance objectives, with his target bonus opportunity equal to 100% of his base salary (prior to his promotion to the position of CFO, Mr. Langrock’s target bonus opportunity was 60% of base salary). In connection with entering into the employment agreement, Mr. Langrock received a one-time sign on bonus of $500,000. Mr. Langrock is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, commensurate with his position. Per his employment agreement, Mr. Langrock is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon his termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Mr. Langrock, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Mr. Langrock has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Langrock has agreed to restrictive covenants regarding confidentiality and non-disparagement. As previously disclosed, in October 2008, the Compensation Committee awarded Mr. Langrock 60,000 performance-based shares of restricted stock in order to ensure his retention. As a condition to receiving such award, Mr. Langrock entered into a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008 (the “New Langrock Agreement”), which provides that, during his employment and for twelve months thereafter, he will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Mr. Langrock has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement. The provisions of the New Langrock Agreement supersede any conflicting terms contained in any other agreement between the Company and Mr. Langrock.

Lise Poulos.  The Company entered into an employment agreement with Ms. Poulos, effective September 7, 2007. Pursuant to her employment agreement, Ms. Poulos initially received a base salary of $375,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee. Ms. Poulos’ base salary has since been increased to $450,000 per year. In addition, Ms. Poulos is eligible to earn an annual bonus based on her attainment of certain performance objectives, with her target bonus opportunity equal to 100% of her base salary. Ms. Poulos is eligible to receive grants of equity-based awards, in the Compensation Committee’s discretion, at a level commensurate with her position. Per her employment agreement, Ms. Poulos is entitled to participate in benefit plans as generally provided by the Company to its senior executives. Upon her termination of employment or a change in control of the Company, the employment agreement provides for certain payments and benefits to Ms. Poulos, as described below in the section entitled “Potential Payments Upon Termination or Change-in-Control.” Under the employment agreement, Ms. Poulos has agreed that, during her employment and for one year thereafter, she will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person’s relationship with the Company. Additionally, Ms. Poulos has agreed to restrictive covenants regarding confidentiality and non-disparagement. As previously disclosed, in October 2008, the Compensation Committee awarded Ms. Poulos 100,000 performance-based shares of restricted stock in order to ensure her retention. As a condition to receiving such award, Ms. Poulos entered into a Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement, dated as of October 28, 2008 (the “New Poulos Agreement”), which provides that, during her employment and for twelve months thereafter, she will not compete with the Company or solicit clients, employees and other service providers of the Company to terminate such person’s relationship with the Company. Additionally, Ms. Poulos has agreed to restrictive covenants regarding intellectual property, confidentiality and non-disparagement. The provisions of the New Poulos Agreement supersede any conflicting terms contained in any other agreement between the Company and Ms. Poulos.

What are the primary elements of executive compensation while NEOs are employed by the Company?

There are three primary elements of our executive compensation program for NEOs:

•	base salary;

•	annual bonus opportunity; and

•	equity awards.

In addition, our executive officers participate in our various benefits programs, and certain of our executive officers receive perquisites from time to time. As a general matter, the Compensation Committee, in consultation with Buck Consultants, has determined that the targeted market position for compensation for the Company’s executive officers should be in the range of the 75th percentile, as compared to its peer group (described above), in order to retain and attract high quality talent to the Company. Nevertheless, the Compensation Committee retains the discretion to pay compensation to the NEOs at levels in excess of such benchmark based upon such market, business and other conditions that the Compensation Committee deems appropriate.

The following is a discussion of these primary elements of our compensation program for NEOs.

Base Salary

As described above, the Company has entered into employment agreements with each of its NEOs that provide some of the basic terms of their employment with the Company. When entering into such an employment agreement, and determining the appropriate level of base salary for the applicable NEO, the Compensation Committee typically seeks to set base salary at a level that ensures such NEO will be committed to serving the Company and provides a solid compensation base upon which to add incentive compensation. Among the factors considered by the Compensation Committee are the NEO’s prior experience, employment and compensation (whether with the Company or another entity), the expected duration of the employment relationship and competitive compensation packages in the marketplace generally and among the peer group companies listed above.

During 2010, the Compensation Committee reviewed the base salaries of the NEOs with Buck Consultants to determine whether such base salary levels were consistent with the Company’s desired compensation target within our peer group. After reviewing compensation data from our peer group, it was determined that the base salaries of Messrs. Dejanovic and Langrock were below the 75th percentile of our peer group. As a result of this determination, and after considering the strong performance of Messrs. Dejanovic and Langrock, the Compensation Committee increased Mr. Dejanovic’s base salary by $50,000 and Mr. Langrock’s base salary by $15,000, in each case, to bring such NEO’s base salary level in line with the compensation target. Although the Compensation Committee recognized that each of the other NEOs also performed strongly in 2010, because Buck Consultants determined that base salaries for the other NEOs were at or near the 75th percentile of our peer group, no other NEO received a base salary increase in 2010.

In connection with Mr. Langrock’s promotion to the position of CFO on January 27, 2011, Mr. Langrock’s base salary was increased to $400,000 (an increase of $35,000). As of the date of this Proxy Statement, no other NEO base salary changes have been made in 2011, but the Compensation Committee will continue to periodically review the base salaries of our NEOs as compared to the Company’s peer group as warranted.

Annual Bonus Opportunity

The Company uses annual bonuses to reward executive officers for their services provided to the Company. The Compensation Committee usually sets targets or goals by March 31st of the year in which performance is measured; targets and goals are established each year to ensure that they are encouraging and rewarding.

In early 2010, the Compensation Committee established a performance-based compensation plan, in consultation with the CEO and CFO, that called for annual bonuses to be paid under the Monster Worldwide, Inc. Executive Incentive Plan (the “Incentive Plan”) to NEOs and certain other officers based upon 2010 Consolidated Gross Sales, 2010 Consolidated Operating Income and 2010 Consolidated Net Revenue (the “2010 Performance

Plan”). At the time the 2010 Performance Plan was approved, the Compensation Committee, at the request of management, determined that the total amount payable under the Incentive Plan and the Company’s incentive plan for other employees upon achievement of the targets in the 2010 Performance Plan would be substantially reduced from the amount that it had been in previous years. This reduction was made in recognition of the recent global financial crisis and resulting recession, as well as the uncertain economic outlook generally and within our industry. Before making this reduction, the Compensation Committee determined that such reduction would have a positive impact on the Company’s stockholders by aligning the interests of the stockholders and the Company’s employees and by preserving cash, while still allowing the Company to motivate and incentivize its employees with the opportunity to earn meaningful bonuses.

For purposes of the 2010 Performance Plan:

•	“2010 Consolidated Gross Sales” means the Company’s contractual orders booked for the year ending December 31, 2010, but excluding (1) any changes in accounting principles from those in effect on January 1, 2010, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2010 and (3) the effect of operations that are treated as discontinued operations in the Company’s 2010 audited financial statements;

•	“2010 Consolidated Operating Income” means the operating income (pre-tax and pre-non-operating items) of the Company for the year ended December 31, 2010 (based on the Company’s 2010 audited financial statements), but excluding (1) business reorganization, restructuring and other special charges, (2) impairment write-offs of long-term assets (including goodwill), (3) fees and expenses incurred in connection with legal actions and investigations relating to the Company’s historical stock option grant practices, (4) any changes in accounting principles from those in effect of January 1, 2010, (5) the effects of operations that are treated as discontinued operations in the 2010 audited financial statements and (6) the effect of acquisitions or divestitures consummated on or after January 1, 2010; and

•	“2010 Consolidated Net Revenue” means the Company’s consolidated revenue for the year ending December 31, 2010 (based on the Company’s 2010 audited financial statements), but excluding (1) any changes in accounting principles from those in effect on January 1, 2010, (2) the effect of acquisitions or divestitures consummated on or after January 1, 2010 and (3) the effect of operations that are treated as discontinued operations in the 2010 audited financial statements.

Under the 2010 Performance Plan, one-third of each NEO’s target bonus opportunity is based on each of 2010 Consolidated Gross Sales, 2010 Consolidated Operating Income and 2010 Consolidated Net Revenue.

The financial performance targets for the 2010 Performance Plan were as follows:

	Threshold	Intermediate	Target	Maximum
Financial Metric	$	$	$	$

2010 Consolidated Gross Sales	998,890,000	1,029,200,000	1,129,180,000	1,216,040,000
2010 Consolidated Operating (Loss) Income	(24,362,000)	(18,900,000)	7,232,000	28,295,000
2010 Consolidated Net Revenue	890,270,000	903,000,000	944,992,000	981,473,000

In establishing these performance targets, the Compensation Committee sought to set targets that were both meaningful and achievable. The Compensation Committee believes that this balance is important, as performance targets must be set at levels that are attainable in order to be able to attract and retain employees, but must also be set at levels that reward only acceptable performance. Accordingly, the Compensation Committee established the threshold performance level for each performance goal based on the Company’s projected 2010 performance. By tying the threshold level of performance for each performance goal to the Company’s projected performance, the Compensation Committee ensured that bonuses would not be paid under the Incentive Plan if the Company’s performance fell short of its projections. Although this approach resulted in the Consolidated Operating Income threshold being negative, the Compensation Committee believed that such level of performance was consistent with the Company’s 2010 business plan and projected results and was therefore appropriate. The intermediate, target and maximum performance targets were established by the Compensation Committee at levels that it believed could be achieved, but only if the Company’s performance meaningfully exceeded its projected performance.

The target and maximum performance-based award opportunities for the NEOs under the 2010 Performance Plan are provided below. The “Target” column reflects the bonus opportunity for an NEO if the budgeted levels of 2010 Consolidated Gross Sales, 2010 Consolidated Operating Income and 2010 Consolidated Net Revenue are achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, is applied. The “Maximum Award” column reflects the bonus opportunity for an NEO if the maximum 2010 Consolidated Gross Sales, 2010 Consolidated Operating Income and 2010 Consolidated Net Revenue are achieved and either a satisfactory performance factor of 1, or an exceptional performance factor of 2, is applied. However, in connection with the reduction in the Company-wide bonus pool at the request of the management team, each NEO’s target and maximum bonus payout would be reduced despite the achievement of the target or maximum performance goals and the NEO’s performance factor (except as described below with respect to Mr. Langrock). Because no formal changes were made to the NEOs’ target and maximum bonus opportunities for 2010, this reduction would be accomplished through the Compensation Committee’s exercise of its discretion to reduce the actual payouts of bonuses that are otherwise to be paid on the basis of the achievement of the pre-established goals.

	Target Award		Maximum Award
	Satisfactory	Exceptional	Satisfactory	Exceptional
Name	Performance	Performance	Performance	Performance

Salvatore Iannuzzi	$1,000,000	$2,000,000	$1,500,000	$3,000,000
Timothy T. Yates	500,000	1,000,000	750,000	1,500,000
Darko Dejanovic	450,000	900,000	675,000	1,350,000
James M. Langrock	210,000	420,000	315,000	630,000
Lise Poulos	450,000	900,000	675,000	1,350,000

The Company’s 2010 Consolidated Gross Sales were $1,034.7 million, the Company’s 2010 Consolidated Operating Income was -$8.3 million and the Company’s 2010 Consolidated Net Revenue was $889.1 million. Based on these results, the achievement under the 2010 Performance Plan was 41% of target. In addition, after considering the efforts of each of the NEOs during 2010, including their efforts in our successful 2010 acquisition and integration of HotJobs, in improving our market share and in leading the Company through the global economic downturn, the Compensation Committee determined that each NEO’s individual performance factor should reflect exceptional individual performance (i.e., a performance factor of 2). As a result, if the 2010 Performance Plan under the Incentive Plan had been fully funded, each NEO would be entitled to the following bonus under the Incentive Plan for 2010: $820,000 for Mr. Iannuzzi; $410,000 for Mr. Yates; $369,000 for Mr. Dejanovic; $172,200 for Mr. Langrock; and $369,000 for Ms. Poulos. However, in recognition of the substantial reduction of the total amount payable pursuant to the 2010 Performance Plan under the Incentive Plan, Mr. Iannuzzi recommended, and the Compensation Committee approved, that the NEOs’ bonus payouts be lowered as follows: Mr. Yates’ bonus was lowered to $250,000; Mr. Dejanovic’s bonus was lowered to $300,000; and Ms. Poulos’ bonus was lowered to $200,000. The Compensation Committee did not lower Mr. Langrock’s 2010 bonus under the Incentive Plan because it determined that a reduction would not be appropriate due to his recent promotion to the position of CFO and assumption of additional duties and responsibilities in connection therewith. In addition, and consistent with Mr. Iannuzzi’s recommendations for the NEOs (other than himself), Mr. Iannuzzi’s 2010 bonus under the Incentive Plan was lowered to $660,000 by the Board of Directors. No specific criteria was applied in determining the amount of the reduction in the NEOs’ bonuses. Instead, this decision was based on the subjective judgment of the Compensation Committee and the Board of Directors (in the case of Mr. Iannuzzi), and was predicated on the fact that the Compensation Committee had approved that the 2010 Performance Plan would fund at significantly less than historical levels.

In addition to the cash bonuses paid to the NEOs under the Incentive Plan, the Compensation Committee, in consultation with Buck Consultants, determined at its meeting in March 2011 that the NEOs would also receive a bonus in the form of restricted stock under the 2008 Equity Incentive Plan in recognition of (i) their exceptional performance during 2010, (ii) their efforts in assisting the Company in carrying out its 2010 business plan (including completing the successful acquisition and integration of HotJobs and improving our market share), (iii) the Company’s improved performance as 2010 progressed and (iv) the Compensation Committee’s belief that it is in the

Company’s best interests to ensure that the NEOs’ compensation package includes a retention component that aligns their interests with our stockholders’ interests. Accordingly, on March 18, 2011, the Compensation Committee granted Messrs. Iannuzzi, Yates, Dejanovic and Langrock and Ms. Poulos 25,000, 10,000, 12,500, 10,000 and 10,000 shares of restricted stock, respectively, that vest in equal annual installments over four years, subject to the NEO’s continued employment with the Company. The number of shares of restricted stock granted to each NEO other than Mr. Iannuzzi was recommended by Mr. Iannuzzi and approved by the Compensation Committee in consultation with Buck Consultants, and the number of shares of restricted stock granted to Mr. Iannuzzi was determined by the Compensation Committee in consultation with Buck Consultants and approved by the independent members of the Board of Directors.

In addition to the bonuses described above, the Compensation Committee authorized a supplemental cash bonus in the amount of $27,800 to Mr. Langrock at its March 2011 meeting. This supplemental bonus was authorized by the Compensation Committee based on (i) Mr. Langrock’s 2010 performance, (ii) the Company’s 2010 performance and (iii) Mr. Langrock’s promotion to the position of CFO on January 27, 2011.

Equity Awards

2010 Annual Equity Award Grants

As mentioned above, equity is the third element of compensation used to reward current executives of the Company. The Compensation Committee and its compensation consultant, in consultation with management, evaluate the Company’s compensation practices on a regular basis and consider, as part of such evaluation, the appropriate form of equity compensation awards for NEOs. Historically, equity compensation has been used to align an executive’s interests with those of our stockholders, to provide long-term incentives to executives and to help the Company retain key executives. Prior to 2006, our primary form of equity compensation was non-qualified stock options. Since the beginning of 2006, we have not made any material stock option grants, although we may in the future determine to do so. Rather, our primary forms of equity awards since the beginning of 2006 have been RSUs (each representing the contingent right to receive a share of Company common stock in the future) and restricted stock. This change from non-qualified stock options to RSUs and restricted stock was based primarily on the Compensation Committee’s belief that grants of full value awards are more in line with the Company’s focus on long-term goals, as well as changes in accounting rules that eliminated the accounting advantages associated with options. The Company and the Compensation Committee believe that issuing full value awards with a substantial vesting period of four years not only encourages retention of key employees during the vesting period, but also aligns the goals of the NEOs with the Company’s emphasis on long-term goals. The Company further believes that since the value of equity awards increases and decreases with the value of our shares, such awards are inherently performance-oriented to ensure that with respect to a significant portion of NEO compensation the NEOs have the same benefits and consequences as our stockholders. As described below, the Compensation Committee approved grants of restricted stock to the NEOs in 2010 under the 2008 Equity Incentive Plan. The Compensation Committee did not award RSUs to any of the NEOs in 2010.

In establishing the number of shares of restricted stock and RSUs to award to executive officers each year as part of the Company’s annual equity award program, the Compensation Committee:

•	evaluates the executive’s level of current and potential job responsibility, and assesses the Company’s desire to retain that executive over the long-term;

•	reviews the CEO’s assessments of the individual performance of NEOs other than the CEO;

•	may consider the remaining retention value of any prior equity awards made to the executive; and

•	considers advice from an outside compensation consultant when evaluating equity compensation being earned by comparable executives in the market.

The restricted stock and RSUs granted as part of the Company’s annual equity award program require the executive’s continued employment with the Company through the applicable vesting date and may contain vesting terms based either on the passage of time or a combination of performance conditions and the passage of time.

Due to the global economic environment, upon the recommendation of management, the Compensation Committee delayed the implementation of the 2010 annual equity grant program from March 2010 until June 2010.

As such, on June 17, 2010, Mr. Iannuzzi was awarded 500,000 shares of restricted stock, Mr. Yates was awarded 175,000 shares of restricted stock, Mr. Dejanovic was awarded 200,000 shares of restricted stock, Ms. Poulos was awarded 130,000 shares of restricted stock and Mr. Langrock was awarded 100,000 shares of restricted stock. These awards do not contain a performance goal, but contain a vesting schedule with 25% of the shares vesting each year for four years so long as the NEO remains employed through each vesting date.

These equity grants were larger than the equity grants made in the 2009 annual grant cycle because the Compensation Committee, in consultation with Buck Consultants, determined that the outstanding equity awards held by the NEOs no longer sufficiently provided the incentive and retention value that they were originally intended to provide. Given the highly competitive nature of our industry, the Compensation Committee therefore considered it in the Company’s best interest to provide each NEO with a larger equity grant than was provided in 2009 in order to ensure that the Company’s equity compensation program meets our desired retention and incentive goals.

From time to time, the Compensation Committee may grant equity awards to executive officers outside of the Company’s annual equity grant program. For example, upon management’s recommendation in 2008, with the concurrence of Hewitt Associates (the Compensation Committee’s former compensation consultant), the Compensation Committee approved the grant of one-time awards of performance-based restricted stock for retention purposes to certain executive officers, including the NEOs. In 2010, the Compensation Committee generally only granted awards outside of the annual program in connection with promotions, new hires or a perceived need to retain a specific employee or employees. However, as described below, in 2010 each NEO received a discretionary bonus based on 2009 performance that was paid in shares of restricted stock. In addition, as described above, each NEO received a restricted stock grant in 2011 in recognition of 2010 performance.

The Company does not have any outstanding unvested restricted stock or RSU awards that provide for the payment of dividends or dividend equivalents prior to vesting.

The Company has no program, plan or practice to coordinate equity grants with the release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the release of information due to plans for making equity grants. Under the Company’s Compensation Committee Charter, the Compensation Committee is prohibited (in the absence of extraordinary circumstances) from granting stock options unless such options are granted at regularly scheduled meetings of the Compensation Committee. In addition, if options are granted, they must be reasonable in size and have a minimum four year vesting period.

2009 Discretionary Bonus Awards Paid in Restricted Equity

In March 2010, the Compensation Committee determined to award discretionary bonuses to the NEOs in recognition of their 2009 performance, as well as the Company’s achievements in an extremely difficult environment. These bonuses were paid in the form of restricted stock.

In making these grants, the Compensation Committee evaluated Mr. Iannuzzi’s strong leadership throughout an extraordinarily challenging 2009, and determined that his management of the Company warranted recognition. However, in conjunction with the global economic environment and the sacrifices asked to be made by the employees of the Company in 2009, including cost reductions implemented in response to the worldwide economic downturn, Mr. Iannuzzi proposed that he not be granted a bonus for fiscal 2009, so that additional discretionary bonus funds could be distributed to the other employees of the Company. Additionally, Mr. Iannuzzi, on behalf of management, recommended that the bonuses of the other NEOs and certain other executive officers of the Company be decreased from customary levels, despite their strong performance, to increase further the amount of discretionary bonus funds available to be allocated to other employees. The Compensation Committee and the Board of Directors reviewed Mr. Iannuzzi’s proposals, and noting their continued support of his outstanding performance and management of the Company, nevertheless approved that Mr. Iannuzzi not be paid a discretionary bonus for 2009 in accordance with his wishes.

The Compensation Committee reviewed Mr. Iannuzzi’s discretionary bonus recommendations for the other NEOs and certain other executive officers and, in consideration of management’s proposal to allocate a larger than customary portion of the discretionary bonus funds to other employees and in recognition of their substantial contributions to the Company during 2009, the Compensation Committee awarded discretionary bonuses to the other NEOs as follows: 25,000 shares of time-vested restricted stock to Mr. Yates; 26,563 shares of time-vested restricted stock to Mr. Dejanovic; 21,875 shares of time-vested restricted stock to Ms. Poulos; and 15,625 shares of time-vested restricted stock to Mr. Langrock. These grants vest at the rate of 25% per year over four years, subject to the NEO’s continuing employment with the Company.

The value of these awards at grant, based on the Company’s stock price on the grant date, is reported in the 2009 “Bonus” column on the Summary Compensation Table, below.

2011 Special Equity Awards

In connection with Mr. Langrock’s promotion to the position of CFO on January 27, 2011, Mr. Langrock was granted a special award of 40,000 shares of restricted stock. These shares vest annually over four years, subject to Mr. Langrock’s continuing employment with the Company on the applicable vesting date. Because this grant was made in 2011 and was discretionary, it is not reflected on any of the compensation tables set forth in this Proxy Statement.

Benefits

Executive officers are eligible, on the same basis and under the same plans as other employees, for our medical plan, dental plan, vision plan, flexible spending accounts for healthcare costs, life insurance and disability insurance. In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our U.S. employees. Our benefits are intended to be competitive with benefits offered by employers with whom we compete for talent in the marketplace.

Effective as of April 3, 2009, as a result of the challenging global economic climate, the Company suspended the employer match component of the 401(k) retirement savings plan. However, effective October 1, 2010, the employer match component of the 401(k) retirement savings plan was restored to provide a match of up to three percent of the participant’s annual earnings.

Perquisites and Other Benefits

Perquisites and other benefits are not a significant component of our executive compensation program. During 2010, the primary perquisites provided by the Company to the NEOs were transportation benefits provided to Mr. Iannuzzi and Company-paid housing provided to Mr. Dejanovic and Ms. Poulos. The amounts paid by the Company for these benefits are set forth in the “All Other Compensation Table” on page 31.

In order to provide a continuing transportation benefit to Mr. Iannuzzi with simplified administration, effective July 1, 2009, the Compensation Committee resolved to provide a reasonable transportation allowance to Mr. Iannuzzi of $60,000 per year. The Compensation Committee determined, based upon Mr. Iannuzzi’s historical commuting expenses, anticipated commuting requirements and business travel schedule, that this amount would be appropriate to cover the costs of commuting by car service between Mr. Iannuzzi’s residence and his primary office location. This allowance remained unchanged during 2010.

The Compensation Committee authorized the transportation benefits for Mr. Iannuzzi upon Mr. Iannuzzi’s appointment as Chairman, President and CEO of the Company in April 2007 because the Compensation Committee determined that it was in the best interests of the Company for Mr. Iannuzzi’s travel and commuting arrangements to be as convenient and efficient as possible given the significant amount of travel that is required of Mr. Iannuzzi, and because such perquisites are customarily provided to CEOs of companies of a similar size or type as the Company. The Compensation Committee authorized the housing benefits for Mr. Dejanovic and Ms. Poulos to continue to accommodate their housing needs.

None of the NEOs received tax gross-ups during 2010.

Does the Company have any obligations to provide payments following termination or a change in control of the Company, and what is the rationale for those arrangements?

As described above, the Company has employment agreements with each of the NEOs governing certain payments that may be made to them upon their termination of employment or a change in control of the Company. The Compensation Committee believes that these employment contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and stockholders, including in the event of a potential acquisition of the Company. In addition, by providing for income protection for our NEOs in the event of termination of employment or the uncertainty created by a potential change in control scenario, our employment agreements serve to ensure our NEOs’ devotion to the Company despite such challenges.

In addition, upon a change in control and upon certain types of termination of employment, each NEO is entitled to accelerated vesting of all or a portion (depending on the terms of such NEO’s employment agreement) of his or her outstanding equity awards. The Compensation Committee believes such accelerated vesting upon certain types of termination of employment (excluding voluntary termination and termination as a result of an NEO’s violation of Company policy or breach of an agreement with the Company) or upon the occurrence of a change in control creates a valuable and appropriate connection between the executives’ interests and those of the Company’s stockholders and ensures that such executives will contribute to the success of the Company even when they may face uncertainty about their future employment prospects with the Company.

For more information regarding these potential severance payments and benefits, as well as the acceleration of vesting of outstanding equity awards, see “Potential Payments upon Termination or Change-in-Control” beginning on page 35.

How do tax and accounting implications play a role in executive compensation?

The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the CEO or any one of the next three most highly compensated officers (other than the CFO) reported in the “Summary Compensation Table” below. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible and appropriate. For example, the Company’s annual performance-based bonus program is intended to satisfy the qualified performance-based compensation requirements of Code Section 162(m). However, while the Compensation Committee is cognizant of the applicable requirements for qualified performance-based compensation, it may exercise its discretion to award compensation that does not meet such requirements when it considers it in the best interests of the Company to do so. The Compensation Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions and when granting bonuses outside of the Incentive Plan. The Compensation Committee believes that in some instances, such as the ones described above, it is in the best interests of the Company to provide compensation that is not fully deductible under Code Section 162(m) in order to aid in the recruitment and retention of key executives.

When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial reports. In particular, the Compensation Committee considers the potential impact, on current and future financial reports, of all equity compensation that it approves.

What are the Company’s compensation policies and practices relating to risk management?

The Compensation Committee, as part of its review of the Company’s compensation programs, considers the potential impact that such programs have on incentivizing the Company’s officers and directors to take risks. The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The factors leading to this conclusion are: (1) financial performance in the Company’s core online recruitment business is driven primarily by long-term strategic decisions such as investments in new technologies and products that are intended to lead to increased sales, such that there is limited potential for high-risk activities and decisions to lead to material near-term rewards; (2) the Incentive Plan places a cap on the maximum bonus that can be paid in respect of any performance period, which has the effect of discouraging our employees from engaging in excessive risk taking behavior because no additional compensation will be provided after a certain level of results has been achieved; (3) the Company’s incentive compensation clawback policy (as described below) has the effect of preventing our employees from retaining bonuses that were paid based on the achievement of fraudulent data to the extent they were aware of such fraud; (4) other significant components of the Company’s compensation programs, such as annual equity awards subject to time vesting over a period of four years, are long-term in nature and therefore mitigate the incentive to engage in behavior that provides benefits only in the near-term; and (5) the Company’s stock ownership guidelines require certain executive officers, including the NEOs, to retain a significant percentage of the equity securities granted to them by the Company until death, disability, termination of employment or a change in control, thereby ensuring that such executive officers have a meaningful portion of their personal wealth tied to the value of the Company for a significant period of time.

Does the Company have an incentive compensation clawback policy?

Our Incentive Plan, pursuant to which the Compensation Committee establishes annual performance-based compensation for the NEOs, provides that if any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, and the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Compensation Committee’s sole judgment, would have been earned on the basis of the revised financial statements.

Does the Company have stock ownership guidelines for executive officers?

In January 2006 our Board of Directors adopted an equity retention policy that applies to certain of our executive officers, including all of the NEOs. The policy requires each such executive officer to retain 25% of the total equity securities granted to the executive officer following the date of the adoption of the policy, through the earlier of the individual’s termination of employment, death or disability or a change in control of the Company (as defined in the policy). “Equity securities” include RSUs, restricted stock, stock options or other equity-based compensatory awards (and excludes any award issued prior to January 18, 2006, any non-compensatory equity award or issuance or any award or issuance that is made in equity solely because of limitations on the amount of cash that may be paid in the particular case because of performance-based award limitations). The Board of Directors adopted the equity retention policy to support an ownership culture at the Company and to align our executives’ interests with our stockholders’ interests.

Compensation Committee Report

The Compensation Committee, which consists of the individuals set forth below, has reviewed the “Compensation Discussion and Analysis” and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be incorporated by reference into the Company’s Annual Report on Form 10-K for 2010 and included in this Proxy Statement.

Edmund P. Giambastiani, Jr. (Chairman)
Cynthia P. McCague
Roberto Tunioli

Summary Compensation Table

The following table sets forth the compensation earned during 2010, 2009 and 2008 by our named executive officers. We have reported the value of the NEOs’ 2009 discretionary bonuses (paid in 2010 in the form of restricted stock) in the “Bonus” column for 2009. Such amounts were not reported in the “Bonus” column in our 2009 Summary Compensation Table.

							Non-Equity
							Incentive Plan		All Other
Name and principal		Salary	Bonus		Stock Awards		Compensation		Compensation	Total
position	Year	($)	($)(1)		($)(2)		($)		($)(3)	($)

Salvatore Iannuzzi	2010	1,000,000	379,000	(4)	6,770,000	(5)	660,000	(6)	60,000	8,869,000
Chairman of the	2009	1,000,000	—	(7)	1,675,000		—		108,599	2,783,599
Board of Directors,	2008	1,000,000	440,000	(8)	5,782,400		860,000	(8)	76,028	8,158,428
President and CEO
Timothy T. Yates	2010	500,000	151,600	(4)	2,369,500	(5)	250,000	(6)	—	3,271,100
Executive Vice	2009	500,000	423,000	(7)	670,000		—		7,350	1,600,350
President and CFO*	2008	500,000	120,000	(9)	2,716,200		430,000	(9)	6,900	3,773,100
Darko Dejanovic	2010	461,538	264,500	(4)	2,708,000	(5)	300,000	(6)	47,396	3,781,434
Executive Vice	2009	450,000	449,446	(7)	804,000		—		141,213	1,844,659
President, Global	2008	450,000	263,000	(10)	2,716,200		387,000	(10)	104,865	3,921,065
Chief Information Officer and Head of Product
James M. Langrock	2010	353,462	179,400	(4)	1,354,000	(5)	172,200	(6)	—	2,059,062
Senior Vice	2009	350,000	264,375	(7)	268,000		—		7,350	889,725
President, Finance	2008	218,077	750,000	(11)	1,144,500		—		—	2,112,577
and Chief Accounting Officer*
Lise Poulos	2010	450,000	151,600	(4)	1,760,200	(5)	200,000	(6)	42,774	2,604,574
Executive Vice	2009	450,000	370,125	(7)	469,000		—		80,170	1,369,295
President and Chief	2008	426,635	156,000	(12)	2,243,700		344,000	(12)	79,643	3,249,978
Administrative Officer

*	During all of 2010, Mr. Yates held the position of Executive Vice President and CFO, and Mr. Langrock held the position of Senior Vice President, Finance and Chief Accounting Officer. Effective January 27, 2011, Mr. Langrock succeeded Mr. Yates as the Company’s CFO. Mr. Yates will continue to serve as an Executive Vice President of the Company and a member of the Board of Directors.

(1)	The “Bonus” column reports bonuses paid other than pursuant to an incentive plan.

(2)	The “Stock Awards” column reports the grant date fair value of stock awards in accordance with ASC 718, for stock awards granted during the applicable year. The fair value of stock awards is generally calculated using the closing price of the Company’s common stock on the grant date of the award. The fair value of stock awards granted on October 28, 2008, the vesting of which is contingent upon the attainment of stock price targets, was estimated using a Monte Carlo simulation model resulting in an estimated grant date fair value of $7.00 per share rather than the $11.79 closing price of the Company’s common stock on the grant date. If the $11.79 closing price of the Company’s common stock on the grant date was instead used, then the grant date fair value of such stock awards would be $4,126,500 for Mr. Iannuzzi (compared to $2,450,000 included in the 2008 figure reported above), $1,768,500 for Mr. Yates (compared to $1,050,000 included in the 2008 figure reported above), $1,768,500 for Mr. Dejanovic (compared to $1,050,000 included in the 2008 figure reported above), $707,400 for Mr. Langrock (compared to $420,000 included in the 2008 figure reported above) and $1,179,000 for Ms. Poulos (compared to $700,000 included in the 2008 figure reported above). For additional information, see Note 2 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 2, 2011.

(3)	The amounts reported in the “All Other Compensation” column are detailed in the “All Other Compensation Table” below.

(4)	Represents the value of restricted stock bonus awards granted to the NEOs by the Compensation Committee on March 18, 2011 in respect of 2010 performance (based on the closing price of our common stock on such date ($15.16)). These restricted stock bonus awards vest in 25% increments on the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuing employment. The amount reported for Mr. Dejanovic also includes a $75,000 bonus paid to him in April 2010. The amount reported for Mr. Langrock also includes a $27,800 bonus paid to him in March 2011 in respect of 2010 performance.

(5)	Represents the value of annual restricted stock grants made to the NEOs by the Compensation Committee on June 17, 2010. As described more fully above in the “Compensation Discussion and Analysis,” the Compensation Committee provided equity grants to the NEOs in the 2010 annual grant cycle that were larger than the equity grants made in the 2009 annual grant cycle in order to ensure that the Company’s equity compensation program meets our desired retention and incentive goals, because the Compensation Committee determined that the outstanding equity awards held by the NEOs no longer sufficiently provided the incentive and retention value that they were originally intended to provide.

(6)	Represents the bonus paid to each NEO under our Incentive Plan in respect of 2010 performance. As described above, the bonus paid to each NEO (other than Mr. Langrock) under the Incentive Plan was substantially lower than the bonus earned by each such NEO under the Incentive Plan as a result of the Compensation Committee’s reduction, at the suggestion of management, in the amount available for bonus payments.

(7)	As described more fully above in the “Compensation Discussion and Analysis,” Mr. Iannuzzi requested that he not receive a discretionary bonus for fiscal 2009 and on behalf of management, recommended that the amounts of discretionary bonuses awarded to the other NEOs and certain other executive officers of the Company be decreased from customary levels, despite their strong performance, to ensure that additional discretionary bonus funds would be available to be allocated to other employees. On March 24, 2010, in recognition of their substantial contributions to the Company in 2009, Messrs. Yates, Dejanovic and Langrock and Ms. Poulos were awarded shares of four-year vesting restricted stock as discretionary bonuses for the 2009 fiscal year as follows: 25,000 shares for Mr. Yates, 26,563 shares for Mr. Dejanovic, 15,625 shares for Mr. Langrock and 21,875 shares for Ms. Poulos. The amounts reported for each NEO in the “Bonus” column for 2009 represent the fair market value of such shares of restricted stock on the grant date, based on the closing price of our common stock on such date ($16.92).

(8)	Mr. Iannuzzi purchased 120,852 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus and non-equity incentive plan compensation.

(9)	Mr. Yates purchased 51,784 shares of the Company’s common stock in the open market with the entire net amount of his 2008 bonus and non-equity incentive plan compensation.

(10)	Represents a portion of Mr. Dejanovic’s aggregate $650,000 2008 bonus and incentive plan compensation, which was paid through the issuance of 97,014 fully-vested shares of common stock on February 25, 2009. The accounting expense for this bonus was accrued during 2008.

(11)	Consists of a $500,000 sign-on bonus and a $250,000 discretionary annual bonus.

(12)	Represents a portion of Ms. Poulos’ aggregate $500,000 2008 bonus and incentive plan compensation, which was paid through the issuance of 74,626 fully-vested shares of common stock on February 25, 2009. The accounting expense for this bonus was accrued during 2008.

All Other Compensation Table

The following table details each component of the “All Other Compensation” column in the “Summary Compensation Table” above.

				Housing/		401(k)
		Transportation		Lodging	Tax	Matching
Name	Year	Expenses($)(1)		Expenses($)(2)	Gross-Ups($)(3)	Contributions($)	Total

Salvatore Iannuzzi	2010	$60,000	(4)	$—	$—	$—	$60,000
	2009	67,420	(5)	—	33,829	7,350	108,599
	2008	27,650		—	41,478	6,900	76,028
Timothy T. Yates	2010	—		—	—	—	—
	2009	—		—	—	7,350	7,350
	2008	—		—	—	6,900	6,900
Darko Dejanovic	2010	1,761		45,635	—	—	47,396
	2009	7,053		73,916	56,609	3,635	141,213
	2008	—		53,774	44,191	6,900	104,865
James M. Langrock	2010	—		—	—	—	—
	2009	—		—	—	7,350	7,350
	2008	—		—	—	—	—
Lise Poulos	2010	196		42,578	—	—	42,774
	2009	1,506		50,582	24,447	3,635	80,170
	2008	33,005		15,151	24,587	6,900	79,643

(1)	The “Transportation Expenses” column reports transportation allowances and expenses paid by the Company for transportation between a named executive officer’s primary residence and primary office location.

(2)	The “Housing/Lodging Expenses” column reports expenses paid by the Company relating to housing or lodging near a named executive officer’s primary office location.

(3)	Effective July 1, 2009, the Compensation Committee eliminated all gross-ups on perquisites provided to executive officers that are not made available to employees generally, except that gross-ups relating to certain housing arrangements remained in effect through October 2009, as disclosed in the proxy statement relating to our 2009 annual meeting. Accordingly, since October 2009 no gross-ups have been made on perquisites provided to the NEOs.

(4)	Represents a $60,000 annual transportation allowance that commenced on July 1, 2009.

(5)	Consists of (1) $37,420 of expenses paid by the Company for transportation between Mr. Iannuzzi’s primary residence and primary office location through June 2009, which amount was subject to a tax gross-up of $33,829 as reported in the “Tax Gross-Ups” column, and (2) $30,000 paid to Mr. Iannuzzi pursuant to a $60,000 annual transportation allowance that commenced on July 1, 2009, which transportation allowance is not subject to any tax gross-up.

Grants of Plan-Based Awards

The following table provides information about non-equity incentive plan awards and stock awards granted to the named executive officers in 2010. There were no other equity or non-equity incentive plan awards granted to the named executive officers in 2010.

					All Other
					Stock Awards:
		Estimated Future Payouts			Number of	Grant Date
		Under Non-Equity Incentive			Shares of	Fair Value
		Plan Awards(1)			Stock or	of Stock
		Threshold	Target	Maximum	Units	Awards
Name	Grant Date	($)	($)	($)	(#)(2)	($)(3)

Salvatore Iannuzzi	—	250,000	1,000,000	3,000,000	—	—
	6/17/2010	—	—	—	500,000	6,770,000

Timothy T. Yates	3/24/2010	—	—	—	25,000	423,000
	—	125,000	500,000	1,500,000	—	—
	6/17/2010	—	—	—	175,000	2,369,500

Darko Dejanovic	3/24/2010	—	—	—	26,563	449,446
	—	112,500	450,000	1,350,000	—	—
	6/17/2010	—	—	—	200,000	2,708,000

James M. Langrock	3/24/2010	—	—	—	15,625	264,375
	—	52,500	210,000	630,000	—	—
	6/17/2010	—	—	—	100,000	1,354,000

Lise Poulos	3/24/2010	—	—	—	21,875	370,125
	—	112,500	450,000	1,350,000	—	—
	6/17/2010	—	—	—	130,000	1,760,200

(1)	The amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relate to 2010 annual incentive plan awards made pursuant to the 2010 Performance Plan. Threshold amounts shown in the table assume the attainment of the threshold Company goal for each applicable financial performance metric and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Target amounts reflect target bonuses equal to a specified target percentage of the named executive officer’s base salary (either 60% or 100%, depending on the named executive officer’s position and responsibilities). Target amounts also assume the attainment of the target Company goal for each applicable financial performance metric and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Maximum amounts reflect the maximum possible payouts and assume the attainment of the maximum Company goals for each applicable financial performance metric and no exercise of negative discretion by the Compensation Committee.

(2)	The amounts shown under “All Other Stock Awards” represent grants of restricted stock made to the NEOs during 2010. As discussed above in the “Compensation Discussion and Analysis,” the awards granted on March 24, 2010 represent restricted stock granted as 2009 discretionary bonuses. Such grants vest 25% per year over four years from the grant date, subject to the NEO’s continuing employment. The awards granted on June 17, 2010 represent 2010 annual restricted stock grants made to the NEOs. Such grants vest 25% per year over four years from the grant date, subject to the NEO’s continuing employment.

(3)	The amounts shown under “Grant Date Fair Value of Stock Awards” consist of the grant date fair value of stock awards as determined in accordance with ASC 718.

Outstanding Equity Awards

The following table summarizes the holdings of unvested stock awards by our named executive officers at December 31, 2010. None of the named executive officers held any stock options at December 31, 2010.

		Stock Awards
						Equity Incentive
					Equity Incentive	Plan Awards:
					Plan Awards:	Market or
				Market	Number of	Payout Value of
		Number of		Value of	Unearned	Unearned
		Shares or		Shares or	Shares, Units	Shares, Units
		Units of		Units of	or Other	or Other
		Stock That		Stock That	Rights That	Rights That
		Have Not		Have Not	Have Not	Have Not
	Grant	Vested		Vested	Vested	Vested
Name	Date	(#)		($)(1)	(#)(2)	($)(1)(2)

Salvatore Iannuzzi	4/11/2007	56,250	(3)	1,329,188	—	—
	2/28/2008	60,000	(4)	1,417,800	—	—
	10/28/2008	—			233,334	5,513,682
	2/25/2009	187,500	(5)	4,430,625	—	—
	6/17/2010	500,000	(6)	11,815,000
Timothy T. Yates	6/7/2007	25,000	(7)	590,750	—	—
	2/28/2008	30,000	(8)	708,900	—	—
	10/28/2008	—			100,000	2,363,000
	2/25/2009	75,000	(9)	1,772,250	—	—
	3/24/2010	25,000	(10)	590,750
	6/17/2010	175,000	(6)	4,135,250
Darko Dejanovic	5/30/2007	3,000	(11)	70,890	—	—
	7/26/2007	40,000	(12)	945,200	—	—
	2/28/2008	30,000	(13)	708,900	—	—
	10/28/2008	—			100,000	2,363,000
	2/25/2009	90,000	(14)	2,126,700	—	—
	3/24/2010	26,563	(10)	627,684
	6/17/2010	200,000	(6)	4,726,000
James M. Langrock	6/5/2008	15,000	(15)	354,450	—	—
	10/28/2008	—			40,000	945,200
	2/25/2009	30,000	(16)	708,900	—	—
	3/24/2010	15,625	(10)	369,219
	6/17/2010	100,000	(6)	2,363,000
Lise Poulos	9/7/2007	10,000	(17)	236,300	—	—
	1/29/2008	7,500	(18)	177,225	—	—
	2/28/2008	20,000	(19)	472,600	—	—
	10/28/2008	—			66,667	1,575,341
	2/25/2009	52,500	(20)	1,240,575	—	—
	3/24/2010	21,875	(10)	516,906
	6/17/2010	130,000	(6)	3,071,900

(1)	In accordance with SEC rules, the values shown in this column are based on the closing market price of the Company’s common stock as of December 31, 2010, which was $23.63.

(2)	The awards shown or valued in this column are performance-based restricted stock awards. The remaining unvested portion of each such award may vest in 50% installments if the Company’s common stock price reaches and remains at the applicable price target for such installment for 15 trading days in any 30 trading day period during the 5-year period following the date of grant, subject to the NEO’s continuing employment. The stock price targets for the two remaining unvested installments are $28.00 and $35.00.

(3)	Restricted stock award granted April 11, 2007: all 56,250 shares vest on April 11, 2011, subject to Mr. Iannuzzi’s continuing employment.

(4)	Restricted stock award granted February 28, 2008: 30,000 shares vest on each of February 28, 2011 and February 28, 2012, subject to Mr. Iannuzzi’s continuing employment.

(5)	Restricted stock award granted February 25, 2009: 62,500 shares vest on each of February 25, 2011, February 27, 2012 and February 25, 2013, subject to Mr. Iannuzzi’s continuing employment.

(6)	Restricted stock award granted June 17, 2010: vests in 25% increments on each of the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuing employment.

(7)	Restricted stock award granted June 7, 2007: all 25,000 shares vest on June 7, 2011, subject to Mr. Yates’ continuing employment.

(8)	Restricted stock award granted February 28, 2008: 15,000 shares vest on each of February 28, 2011 and February 28, 2012, subject to Mr. Yates’ continuing employment.

(9)	Restricted stock award granted February 25, 2009: 25,000 shares vest on each of February 25, 2011, February 27, 2012 and February 25, 2013, subject to Mr. Yates’ continuing employment.

(10)	Restricted stock award granted on March 24, 2010 as a discretionary 2009 bonus: vests in 25% increments on each of the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuing employment.

(11)	RSU award granted May 30, 2007: all 3,000 RSUs vest on May 30, 2011, subject to Mr. Dejanovic’s continuing employment.

(12)	Restricted stock award granted July 26, 2007: all 40,000 shares vest on July 26, 2011, subject to Mr. Dejanovic’s continuing employment.

(13)	Restricted stock award granted February 28, 2008: 15,000 shares vest on each of February 28, 2011 and February 28, 2012, subject to Mr. Dejanovic’s continuing employment.

(14)	Restricted stock award granted February 25, 2009: 30,000 shares vest on each of February 25, 2011, February 27, 2012 and February 25, 2013, subject to Mr. Dejanovic’s continuing employment.

(15)	Restricted stock award granted June 5, 2008: 7,500 shares vest on each of June 6, 2011 and June 5, 2012, subject to Mr. Langrock’s continuing employment.

(16)	Restricted stock award granted February 25, 2009: 10,000 shares vest on each of February 25, 2011, February 27, 2012 and February 25, 2013, subject to Mr. Langrock’s continuing employment.

(17)	Restricted stock award granted September 7, 2007: all 10,000 shares vest on September 7, 2011, subject to Ms. Poulos’ continuing employment.

(18)	Restricted stock award granted January 29, 2008: 3,750 shares vest on each of January 31, 2011 and January 30, 2012, subject to Ms. Poulos’ continuing employment.

(19)	Restricted stock award granted February 28, 2008: 10,000 shares vest on each of February 28, 2011 and February 28, 2012, subject to Ms. Poulos’ continuing employment.

(20)	Restricted stock award granted February 25, 2009: 17,500 shares vest on each of February 25, 2011, February 27, 2012 and February 25, 2013, subject to Ms. Poulos’ continuing employment.

Option Exercises and Stock Vested

The following table provides information relating to the number of shares acquired by the named executive officers upon the vesting of stock awards during 2010 and the value realized, before any applicable tax and other withholding obligations. None of the named executive officers exercised stock options during 2010.

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)(1)	($)(2)

Salvatore Iannuzzi	265,416	5,008,188
Timothy T. Yates	115,000	2,105,050
Darko Dejanovic	98,000	1,893,710
James M. Langrock	37,500	723,150
Lise Poulos	74,583	1,376,313

(1)	On December 15, 2010, the Company’s common stock traded at or above $21.00 for a period of 15 consecutive trading days. As a result, 1/3 of the number of shares of restricted stock granted to each of the NEOs on October 28, 2008 pursuant to their performance-based restricted stock awards became vested. Accordingly, included in this column for Messrs. Iannuzzi, Yates, Dejanovic and Langrock and Ms. Poulos are 116,666, 50,000, 50,000, 20,000 and 33,333 shares of performance-based restricted stock, respectively, that became vested on December 15, 2010.

(2)	The value realized on vesting is based on the market price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

This section describes the payments and other benefits that we have agreed to provide to the NEOs if their employment terminates in the future for various reasons, and in the event of any future change in control of the Company. We also quantify such payments and benefits assuming that (1) the termination or change in control had occurred on December 31, 2010, and (2) the value realized upon the accelerated vesting of restricted stock and RSUs was $23.63 per share, the closing price of our common stock on that date.

Generally, as described in more detail below, each of the NEOs is entitled to certain payments, benefits and/or accelerated vesting of their equity awards in the event of:

•	a termination of employment due to death or disability;

•	an involuntary termination of employment;

•	an involuntary termination of employment in connection with or following a change in control; and/or

•	a change in control.

Generally, all of the Company’s outstanding equity awards will become fully vested according to their terms upon a change in control. Although the definition of a “change in control” varies in some cases with respect to employment agreements and the terms of equity awards, a “change in control” will generally occur upon:

•	the acquisition of a controlling interest in the Company (the meaning of “controlling interest” varies among agreements, ranging from between 25% of the Company’s voting securities to more than 50% of the Company’s voting securities);

•	a sale of all or substantially all of the Company’s assets;

•	the approval by the Company’s stockholders of a plan of complete liquidation;

•	the consummation of a reorganization or merger of the Company in which more than 50% of the voting power of the Company is transferred to new stockholders; or

•	a change in the composition of a majority of the members of the Board of Directors.

We amended the employment agreements for Messrs. Iannuzzi, Yates and Langrock and Ms. Poulos, effective January 1, 2009, to provide that upon the occurrence of an event that could lead to a change in control that does not meet the requirements of Internal Revenue Code Section 409A, the Company is required to establish an irrevocable grantor trust (described in Revenue Procedure 92-64, 1992-2 C.B. 422 and sometimes known as a “rabbi trust”) and transfer to the trustee of such trust an amount equal to the severance payments and the estimated tax gross up payments, if any, owed to each such NEO upon a termination of employment in connection with such change in control. The amounts transferred to the trustee will be paid to the applicable NEOs in accordance with the terms of their employment agreements. These amendments were made to ensure that these NEOs will receive their contractual benefits in such an event as intended under their original employment agreements.

The employment agreements for Messrs. Iannuzzi and Yates, both entered into during 2007, provide that to the extent payments or benefits owed to them in connection with a change in control are subject to the excise tax under Internal Revenue Code Section 4999, the Company will provide them with an additional payment such that they will receive the full amount owed to them under the employment agreements in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment. On June 5, 2009, the Compensation Committee adopted the following policy concerning “gross ups” for taxes payable by executives:

It is the policy of the Corporation that executives should be responsible for the taxes payable by them with respect to their compensation. Therefore, the Compensation Committee does not intend to enter into new employment agreements with executive officers or material amendments of existing agreements with such persons that provide for “gross ups” on excise taxes that are payable as a result of a change in control. In unusual circumstances where the Committee believes that accommodations have to be made to recruit a new executive to the Corporation, limited reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three year sunset provision.

Salvatore Iannuzzi

The table below quantifies the assumed payments and benefits that Mr. Iannuzzi would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2010, and the footnotes describe the contractual provisions that provide those rights to Mr. Iannuzzi.

	Termination
			Without	Without Cause/For Good
		Non-Renewal	Cause/For	Reason in Connection
	Death or	of Employment	Good	with a Change in	Change in
Payments and Benefits	Disability(1)	Agreement(2)	Reason(3)(4)	Control(3)(5)	Control(6)

Severance	$—	$1,500,000	$2,250,000	$4,000,000	$—
Pro-Rata Bonus	1,039,000	1,039,000	1,039,000	1,039,000	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	49,373	32,916	49,373	65,831	—
Restricted Stock Awards (Accelerated Vesting)(7)	23,177,107	—	24,506,295	24,506,295	24,506,295
Gross Up Payment for Excise Taxes	—	—	—	10,096,136	8,225,550

(1)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated due to his death or disability, Mr. Iannuzzi is entitled to receive the following payments and benefits: (i) the bonus he would have earned for the fiscal year of his termination, pro-rated for the number of days worked in the fiscal year in which such termination occurs, such bonus to be paid at the time bonuses for such fiscal year are generally paid (a “pro-rata bonus”); and (ii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). In addition, all unvested restricted stock awards granted to

Mr. Iannuzzi will fully vest upon such a termination under the terms of those awards, except unvested shares under Mr. Iannuzzi’s April 11, 2007 sign-on restricted stock award.

(2)	Although the term of Mr. Iannuzzi’s employment agreement does not end until December 31, 2012, the “Non-Renewal of Employment Agreement” column assumes a hypothetical failure to extend the term of the agreement if the term had ended on December 31, 2010. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated in connection with the Company’s non-renewal of his employment agreement, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for one year after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis). The Company’s obligation to provide the benefits described in clauses (i) and (iii) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(3)	Pursuant to Mr. Iannuzzi’s employment agreement, “cause” means any of the following acts by Mr. Iannuzzi that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Iannuzzi in his position under the employment agreement; failure of Mr. Iannuzzi to be elected to the Board of Directors; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or Maynard, Massachusetts or a requirement that Mr. Iannuzzi relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; or the Company’s material breach of the employment agreement.

(4)	Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, Mr. Iannuzzi is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to 1.5 times the sum of (a) Mr. Iannuzzi’s then current annual base salary and (b) the greater of (X) 50% of Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 18 equal monthly payments following such termination; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 18 months after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); and (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Iannuzzi of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(5)	The “Without Cause/For Good Reason in Connection with a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment in connection with the change in control. Pursuant to Mr. Iannuzzi’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Iannuzzi for good reason, in either case within six months before, or 18 months after, a change in control, Mr. Iannuzzi is entitled to receive the following payments and benefits: (i) a lump sum severance payment equal to two times the sum of (a) Mr. Iannuzzi’s base salary at the time of such termination and (b) the greater of (X) Mr. Iannuzzi’s target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for two years after termination for him and his eligible dependants (with tax gross up payments to be made to Mr. Iannuzzi if such benefits cannot be provided on a tax-favored basis); (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Iannuzzi by the Company; and (v) to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid to Mr. Iannuzzi in equal monthly payments over the 18-month period following Mr. Iannuzzi’s termination, rather than in a lump sum.

(6)	Pursuant to Mr. Iannuzzi’s employment agreement, upon a change in control, all of the outstanding restricted stock and other equity-based awards granted to him by the Company will become fully vested, and to the extent payments or benefits owed to Mr. Iannuzzi in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, the Company will provide him with an additional payment such that Mr. Iannuzzi will receive the full amount owed to him under his employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment.

(7)	As of December 31, 2010, Mr. Iannuzzi held 1,037,084 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of restricted stock as follows, based on the closing price of our common stock on December 31, 2010 of $23.63 per share: “Death or Disability” column — 980,834 shares; and “Without Cause/For Good Reason,” “Without Cause/For Good Reason in Connection with a Change in Control” and “Change in Control” columns — 1,037,084 shares.

Timothy T. Yates

The table below quantifies the assumed payments and benefits that Mr. Yates would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2010, and the footnotes describe the contractual provisions that provide those rights to Mr. Yates.

	Termination
			Without Cause/
		Without Cause/	For Good Reason in
	Death or	For Good	Connection with a Change	Change in
Payments and Benefits	Disability(1)	Reason(2)(3)	in Control(2)(4)	Control(5)

Severance	$—	$500,000	$500,000	$—
Pro-Rata Bonus	401,600	401,600	401,600	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	27,953	27,953	27,953	—
Restricted Stock Awards (Accelerated Vesting)(6)	9,570,150	590,750	10,160,900	10,160,900
Gross Up Payment for Excise Taxes	—	—	3,609,147	3,268,526

(1)	Pursuant to Mr. Yates’ employment agreement, if his employment is terminated due to his death or disability, Mr. Yates is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. In addition, all unvested restricted stock awards granted to Mr. Yates will fully vest upon such a termination under the terms of those awards, except unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award.

(2)	Pursuant to Mr. Yates’ employment agreement, “cause” means any of the following acts by Mr. Yates that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Yates in his position under the employment agreement; failure of Mr. Yates to be elected to the Board of Directors; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Mr. Yates relocate his personal residence; a reduction in compensation or equity awards, or a material reduction in other benefits; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, Mr. Yates is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Yates’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; and (iv) full vesting of all unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award. The Company’s obligation to provide the severance payment described in clause (i) of the preceding sentence will cease upon any breach by Mr. Yates of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason in Connection with a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment in connection with the change in control. Pursuant to Mr. Yates’ employment agreement, if his employment is terminated by the Company without cause or by Mr. Yates for good reason, in either case within six months before, or 18 months after, a change in control, Mr. Yates is entitled to receive the following payments and benefits (in addition to accelerated vesting of outstanding equity awards not described below): (i) a lump sum severance payment equal to Mr. Yates’ then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; (iv) full vesting of all unvested shares under Mr. Yates’ June 7, 2007 sign-on restricted stock award; and (v) to the extent payments or benefits owed to Mr. Yates in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, an additional payment such that Mr. Yates will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid to Mr. Yates in equal monthly payments over the 12-month period following Mr. Yates’ termination, rather than in a lump sum.

(5)	Pursuant to Mr. Yates’ employment agreement, upon a change in control, all of the outstanding restricted stock and other equity-based awards granted to him by the Company will become fully vested, and to the extent payments or benefits owed to Mr. Yates in connection with the change in control are subject to the excise tax under Internal Revenue Code Section 4999, the Company will provide him with an additional payment such that Mr. Yates will receive the full amount owed to him under his employment agreement in connection with such change in control, without regard to the excise tax or any other taxes imposed on the additional payment.

(6)	As of December 31, 2010, Mr. Yates held 430,000 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of restricted stock as follows, based on the closing price of our common stock on December 31, 2010 of $23.63 per share: “Death or Disability” column — 405,000 shares; “Without Cause/For Good Reason” column — 25,000 shares; and “Without Cause/For Good Reason in Connection with a Change in Control” and “Change in Control” columns — 430,000 shares.

Darko Dejanovic

The table below quantifies the assumed payments and benefits that Mr. Dejanovic would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2010, and the footnotes describe the contractual provisions that provide those rights to Mr. Dejanovic.

	Termination
			Termination by the
			Company/Constructive
	Death or		Termination After a	Change in
Payments and Benefits	Disability(1)	Without Cause(2)	Change in Control(3)	Control(4)

Severance	$—	$500,000	$500,000	$—
Continued Welfare Benefits (Medical and Dental)	—	14,693	14,693	—
Restricted Stock Awards and RSUs (Accelerated Vesting)(5)	11,568,374	—	11,568,374	11,568,374

(1)	All unvested restricted stock awards and RSUs granted to Mr. Dejanovic will fully vest under the terms of those awards if his employment is terminated due to his death or disability.

(2)	Pursuant to Mr. Dejanovic’s employment agreement, if his employment is terminated by the Company without cause, Mr. Dejanovic is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to his then current annual base salary, paid over the one-year period following such termination; and (ii) continued medical and dental benefits for one year after termination. Pursuant to Mr. Dejanovic’s employment agreement, “cause” means any of the following acts by Mr. Dejanovic: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy, in each case that is not cured within 20 days after receipt of notice; or the commission of a felony, criminal dishonesty or fraud.

(3)	The “Termination by the Company/Constructive Termination After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Dejanovic’s employment agreement, if his employment is terminated by the Company for any reason or by Mr. Dejanovic as a result of a reduction in the nature or scope of his authority or duties, a reduction in his compensation or benefits, or a change in the city in which he is required to perform his duties, in each case following a change in control, then Mr. Dejanovic is entitled to receive the following payments and benefits (in addition to accelerated vesting of outstanding equity awards): (i) severance payments equal to his then current annual base salary, paid over the one-year period following such termination; (ii) full vesting of Mr. Dejanovic’s unvested RSU awards; and (iii) continued medical and dental benefits for the one-year period after termination.

(4)	All of the outstanding equity awards held by Mr. Dejanovic will become fully vested according to their terms upon a change in control. In addition, pursuant to Mr. Dejanovic’s employment agreement, in the event of a change in control, all of Mr. Dejanovic’s unvested RSUs will become fully vested.

(5)	As of December 31, 2010, Mr. Dejanovic held 486,563 unvested shares of restricted stock, 3,000 unvested RSUs and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 486,563 shares of restricted stock and 3,000 RSUs, based on the closing price of our common stock on December 31, 2010 of $23.63 per share.

James M. Langrock

The table below quantifies the assumed payments and benefits that Mr. Langrock would have been entitled to upon his termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2010, and the footnotes describe the contractual provisions that provide those rights to Mr. Langrock.

	Termination
			Without Cause/
	Death or	Without Cause/	For Good Reason After a	Change in
Payments and Benefits	Disability(1)	For Good Reason(2)(3)	Change in Control(2)(4)	Control(5)

Severance	$—	$365,000	$365,000	$—
Pro-Rata Bonus	351,600	351,600	351,600	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	17,364	17,364	17,364	—
Restricted Stock Awards (Accelerated Vesting)(6)	4,740,769	—	4,740,769	4,740,769

(1)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated due to his death or disability, Mr. Langrock is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after the date of termination for him and his eligible dependants. In addition, all unvested restricted stock awards granted to Mr. Langrock will fully vest upon such a termination under the terms of those awards.

(2)	Pursuant to Mr. Langrock’s employment agreement, “cause” means any of the following acts by Mr. Langrock that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of his duties or a material violation of Company policy; use of illegal drugs while performing his duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Mr. Langrock in his position under the employment agreement; a material diminution or interference with respect to his duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Mr. Langrock relocate his personal residence; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, Mr. Langrock is entitled to receive the following payments and benefits (subject to his execution of a release): (i) severance payments equal to Mr. Langrock’s then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Mr. Langrock of his 12-month non-competition or non-solicitation covenants, or upon any material breach of his confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Mr. Langrock’s employment agreement, if his employment is terminated by the Company without cause or by Mr. Langrock for good reason, in either case following a change in control, he is entitled to receive the following payments and benefits upon his execution of a release: (i) a lump sum severance payment equal to Mr. Langrock’s then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for him and his eligible dependants; and (iv) full vesting of all restricted stock and other equity-based awards granted to Mr. Langrock by the Company. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Mr. Langrock’s termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Mr. Langrock will become fully vested according to their terms upon a change in control.

(6)	As of December 31, 2010, Mr. Langrock held 200,625 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of 200,625 shares of restricted stock, based on the closing price of our common stock on December 31, 2010 of $23.63 per share.

Lise Poulos

The table below quantifies the assumed payments and benefits that Ms. Poulos would have been entitled to upon her termination of employment for various reasons or a change in control of the Company, in each case, as of December 31, 2010, and the footnotes describe the contractual provisions that provide those rights to Ms. Poulos.

	Termination
			Without Cause/
	Death or	Without Cause/	For Good Reason After a	Change in
Payments and Benefits	Disability(1)	For Good Reason(2)(3)	Change in Control(2)(4)	Control(5)

Severance	$—	$450,000	$450,000	$—
Pro-Rata Bonus	351,600	351,600	351,600	—
Continued Welfare Benefits (Medical, Dental and/or Life Insurance)	12,162	12,162	12,162	—
Restricted Stock Awards (Accelerated Vesting)(5)	7,054,547	—	7,290,847	7,290,847

(1)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated due to her death or disability, Ms. Poulos is entitled to receive the following payments and benefits: (i) a pro-rata bonus; and (ii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. In addition, all unvested restricted stock awards granted to Ms. Poulos will fully vest upon such a termination under the terms of those awards, except unvested shares under Ms. Poulos’ September 7, 2007 sign-on restricted stock award.

(2)	Pursuant to Ms. Poulos’ employment agreement, “cause” means any of the following acts by Ms. Poulos that are not cured within 30 days after receipt of notice: willful misconduct or gross negligence in the performance of her duties or a material violation of Company policy; use of illegal drugs while performing her duties; failure to cooperate with any governmental authority having jurisdiction over the Company; a material breach of the employment agreement; or commission of a felony or certain other crimes or acts having a material adverse effect on the Company. Pursuant to the employment agreement, “good reason” means any of the following events that are not cured within 30 days after receipt of notice: failure of the Company to continue Ms. Poulos in her position under the employment agreement; a material diminution or interference with respect to her duties, responsibilities or authority; a relocation of the Company’s executive offices to more than 35 miles from New York City or a requirement that Ms. Poulos relocate her personal residence; or the Company’s material breach of the employment agreement.

(3)	Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, Ms. Poulos is entitled to receive the following payments and benefits (subject to her execution of a release): (i) severance payments equal to Ms. Poulos’ then current annual base salary, paid in 12 equal monthly payments following such termination; (ii) a pro-rata bonus; and (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants. The Company’s obligation to provide the severance payments described in clause (i) of the preceding sentence will cease upon any breach by Ms. Poulos of her 12-month non-competition or non-solicitation covenants, or upon any material breach of her confidentiality or non-disparagement covenants, that in each case is not cured within 30 days after notice of such breach.

(4)	The “Without Cause/For Good Reason After a Change in Control” column shows all payments and benefits that would be triggered by both a change in control and a termination of employment following the change in control. Pursuant to Ms. Poulos’ employment agreement, if her employment is terminated by the Company without cause or by Ms. Poulos for good reason, in either case following a change in control, she is entitled to receive the following payments and benefits upon her execution of a release: (i) a lump sum severance payment equal to Ms. Poulos’ then current annual base salary; (ii) a pro-rata bonus; (iii) continued medical, dental and life insurance benefits for 12 months after termination for her and her eligible dependants; and (iv) full vesting of all restricted stock and other equity-based awards granted to Ms. Poulos by the Company. If the change in control does not satisfy the requirements of Internal Revenue Code Section 409A, then the severance payment described in clause (i) of the preceding sentence will be paid in equal monthly payments over the 12-month period following Ms. Poulos’ termination, rather than in a lump sum.

(5)	All of the outstanding equity awards held by Ms. Poulos will become fully vested according to their terms upon a change in control.

(6)	As of December 31, 2010, Ms. Poulos held 308,542 unvested shares of restricted stock and no other unvested equity-based awards. The amounts shown in this row represent the accelerated vesting of restricted stock as follows, based on the closing price of our common stock on December 31, 2010 of $23.63 per share: “Death or Disability” column — 298,542 shares; and “Without Cause/For Good Reason in Connection with a Change in Control” and “Change in Control” columns — 308,542 shares.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010 with respect to the Company’s equity compensation plans.

Number of
Securities
Remaining
Available for
Future Issuance
Under Equity
Compensation
Plans
	Number of		Weighted-		(Excluding
	Securities to		Average		Securities to be
	be Issued upon		Exercise		Issued Upon
	Exercise of		Price of		Exercise of
	Outstanding		Outstanding		Outstanding
	Options,		Options,		Options,
	Warrants and		Warrants		Warrants and
Plan Category	Rights		and Rights		Rights)

Equity compensation plans approved by security holders	4,879,793	(1)	$27.31	(2)	2,412,043
Equity compensation plans not approved by security holders	—		—		—
TOTAL	4,879,793	(1)	$27.31	(2)	2,412,043

(1)	Includes 2,135,202 options to purchase shares of common stock and 2,744,591 restricted stock units.

(2)	Weighted average exercise price excludes the 2,744,591 restricted stock units referred to in note (1) above as they do not have an exercise price.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company’s directors expires at the Annual Meeting. Seven directors are to be elected at the Annual Meeting.

Our certificate of incorporation and by-laws provide that the number of directors on the Board of Directors shall be not less than three and no more than twelve, as is fixed from time to time by resolution of the Board of Directors. Our nominees for election to the Board of Directors are set forth below. All of the nominees are current directors. All of the nominees have been recommended by the Corporate Governance and Nominating Committee for election to the Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following nominees:

		Year First
		Became
Nominee	Age	Director	Biography

Salvatore Iannuzzi	57	2006	Director of the Company since July 2006. Mr. Iannuzzi has been Chairman of the Board, President and Chief Executive Officer of the Company since April 2007. Prior to joining the Company, Mr. Iannuzzi served as President of Motorola, Inc.’s Enterprise Mobility business from January 2007 to April 2007. Prior to that, Mr. Iannuzzi served as President and Chief Executive Officer of Symbol Technologies, Inc. (“Symbol”), a publicly traded company engaged in the business of manufacturing and servicing products and systems used in end-to-end enterprise mobility solutions, from January 2006 to January 2007, when Symbol was sold to Motorola, Inc. He previously served as Symbol’s Interim President and Chief Executive Officer and Chief Financial Officer from August 2005 to January 2006 and as Senior Vice President, Chief Administrative and Control Officer from April 2005 to August 2005. He also served as a director of Symbol from December 2003 to January 2007, serving as the Non-Executive Chairman of the Board from December 2003 to April 2005. From August 2004 to April 2005, Mr. Iannuzzi was a partner in Saguenay Capital, a boutique investment firm. Prior thereto, from April 2000 to August 2004, Mr. Iannuzzi served as Chief Administrative Officer of CIBC World Markets. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including Senior Control Officer and Head of Corporate Compliance.
John Gaulding	65	2001	Director of the Company since June 2001. Previously, Mr. Gaulding was a director of the Company from January 1996 to October 1999. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April 1996 through July 11, 1996, the date of such company’s sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow pages publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. Mr. Gaulding is also a director of the following public company: Yellow Media, Inc., a Canadian publisher of yellow pages and specialized vertical directories.

		Year First
		Became
Nominee	Age	Director	Biography

Edmund P. Giambastiani, Jr.	62	2008	Director of the Company since January 2008. A Navy veteran and nuclear trained submarine officer, Admiral Giambastiani served as the seventh Vice Chairman of the Joint Chiefs of Staff, the second highest ranking military officer in the United States from 2005 to 2007. Admiral Giambastiani also served as NATO’s first Supreme Allied Commander Transformation, Commander United States Joint Forces Command and as Senior Military Assistant to the United States Defense Secretary. He is President and CEO of the Giambastiani Group LLC. He also served as the non-executive chairman of Alenia North America, Inc. from 2008 to 2009 and as a director of SRA International, Inc from 2008 to 2010. Admiral Giambastiani is also a member of the board of directors of the following public companies: The Boeing Company and QinetiQ Group plc.
Cynthia P. McCague	60	2010	Director of the Company since April 2010. Ms. McCague has been a Senior Advisor to The Coca-Cola Company since December 2009, a position she will maintain until April 30, 2011. From June 2004 through November 2009, Ms. McCague served as Senior Vice President and Director of Global Human Resources for The Coca-Cola Company. From 2000 through June 2004, Ms. McCague led the human resources function at Coca-Cola Hellenic, a large publicly-traded Coca-Cola bottler. Prior to that, Ms. McCague led the human resources function for Coca-Cola Beverages Plc in Great Britain, the predecessor to Coca-Cola Hellenic, beginning in 1998.
Jeffrey F. Rayport	51	2010	Director of the Company since April 2010. Since June 2009, Dr. Rayport has been an operating partner at Castanea Partners, a private equity firm focused on investments in marketing, retail, and information services. From October 2003 to May 2009, he was executive chairman of Marketspace LLC, a digital strategy advisory and research business of Monitor Group, and served as chief executive officer of Marketspace from September 1998 to October 2003. From September 1991 through September 1999, Dr. Rayport was a faculty member in the marketing and service management units at the Harvard Business School. Dr. Rayport is also a director of the following public companies: GSI Commerce and ValueClick Inc.; and a director of the following private companies: International Data Group and Andrews McMeel Universal.

		Year First
		Became
Nominee	Age	Director	Biography

Roberto Tunioli	52	2008	Director of the Company since September 2008. In March 2011, Mr. Tunioli was named Chairman and CEO of Erredue Investimenti Srl, an Italian company engaged in the sales and marketing of “do it yourself” or DIY tools. He was the Vice Chairman and Chief Executive Officer of Datalogic SpA, a publicly traded company based in Italy that produces bar code readers, data collection mobile computers and RFID technology systems from 2001 to April 2009. He was Datalogic’s Chief Executive Officer from 1995 to 2001 prior to adding the title of Vice Chairman in 2001, and started at Datalogic in 1988. Prior to joining Datalogic, Mr. Tunioli worked in the financial services industry for leading banking and insurance companies. Mr. Tunioli is also a director of the following public companies: Monrif SpA, an Italian printing, publishing and hospitality company, and Piquadro S.p.A., an Italian luxury goods retailer; and a director of the following private company: Argenta Spa, an Italian vending machines company owned by the British private equity firm Cognetas.
Timothy T. Yates	63	2007	Director of the Company since June 2007. Mr. Yates has been an Executive Vice President of the Company since June 2007 and served as the Company’s Chief Financial Officer from June 2007 until January 2011. Prior to joining the Company, Mr. Yates served as Senior Vice President, Chief Financial Officer and a director of Symbol from February 2006 to January 2007. From January 2007 to June 2007, he was a Senior Vice President of Motorola, Inc.’s Enterprise Mobility business responsible for Motorola’s integration of Symbol. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol. Prior to this, from October 2002 to November 2005, Mr. Yates served as a partner and Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2011. BDO USA, LLP has been the independent registered public accounting firm for the Company since November 15, 1992. During 2010, BDO USA, LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Audit Matters” on page 61. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC.
2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE THEREUNDER

Introduction

Our Board of Directors unanimously approved, and recommends that our stockholders approve, an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) to increase the number of shares of common stock available for grant under the 2008 Plan by 5,750,000 shares. This amendment will become effective only upon its approval by our stockholders.

The 2008 Plan, when adopted, reserved 4,225,000 shares of common stock for issuance, plus (i) the number of shares of common stock subject to outstanding awards as of the effective date of the 2008 Plan under the Company’s 1999 Long Term Incentive Plan (the “1999 LTIP”) that on or after the effective date of the 2008 Plan ceased for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock) and (ii) the number of shares of common stock surrendered by participants or retained by the Company after the effective date of the 2008 Plan to pay all or a portion of the exercise price and/or withholding taxes relating to outstanding awards under the 1999 LTIP. In addition, on June 22, 2009, our stockholders approved an amendment to the 2008 Plan increasing the number of shares authorized for issuance thereunder by 2,710,000 shares, to a total of 6,935,000 shares (plus those shares that may become available for issuance as a result of events that occur with respect to awards granted under the 1999 LTIP, as described in the preceding sentence).

The Company has granted equity incentives to employees and non-employee directors pursuant to the 2008 Plan since its adoption in 2008. As a result, as of April 13, 2011, only 3,305,706 shares remained available under the 2008 Plan for the issuance of awards. As of April 13, 2011, the Company had 1,996,694 stock options outstanding under all of its equity compensation plans, with a weighted average exercise price of $26.88 and a weighted average remaining term of 2.4 years, and 9,581,056 full-value awards outstanding under all of its equity compensation plans. Generally, full-value awards are any awards other than stock options and stock appreciation rights. Of the 9,581,056 full-value awards outstanding as of April 13, 2011, 7,242,652 are shares of restricted stock that are included in the 129,318,647 shares of common stock outstanding as of April 13, 2011 and entitled to vote at the Annual Meeting. The remaining 2,338,404 full-value awards are restricted stock units (“RSUs”).

On April 26, 2011, our Board of Directors unanimously approved an amendment to the 2008 Plan, subject to stockholder approval, to increase the number of shares of our common stock available for grant under the 2008 Plan by 5,750,000 shares. Our Board of Directors believes that without such increase, the shares currently available under the 2008 Plan (plus those shares that we expect to become available for issuance as a result of events that occur with respect to awards granted under the 1999 LTIP, as described above) will be insufficient to provide appropriate retention and performance equity incentives in future years.

The amendment by the Board of Directors to increase the aggregate number of shares subject to the 2008 Plan requires approval by the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting.

The 2008 Plan, as amended, is summarized below and attached as Annex A to this Proxy Statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote. In the event of any contradiction or inconsistency between this summary and the terms of the 2008 Plan, the terms of the 2008 Plan shall control.

Administration

With respect to awards to all participants except the non-employee directors, the 2008 Plan is administered by a committee appointed by the Board of Directors consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). The Compensation Committee has

been designated by the Board of Directors to serve as the Committee. In the case of awards to non-employee directors, those awards are made and administered not by the Committee but by the Board of Directors or a committee of the Board of Directors to whom it has delegated its authority (the “Board Committee”). The Board of Directors has designated the Corporate Governance and Nominating Committee as the Board Committee having and exercising all of the powers of the Committee with respect to awards to non-employee directors.

The Committee has the exclusive power to administer the 2008 Plan, including the power to select individuals to participate in the 2008 Plan, to determine the type, size and terms and conditions of awards and all other matters to be determined in connection with any award. In addition, the Committee has the power to interpret the 2008 Plan, to establish, amend and rescind rules and regulations relating to the 2008 Plan and to make any other determinations that it deems necessary in administering the 2008 Plan. However, with respect to awards granted after April 27, 2009, the Committee may not, without the approval of our stockholders, accelerate the vesting, settlement or exercisability of an award except in cases relating to death, disability, retirement or a change in control.

The Committee also has the power and authority to make any adjustments necessary or desirable as a result of the granting of awards to participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the 2008 Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the 2008 Plan outside of the United States. The Committee may also adopt rules, procedures or subplans applicable to particular affiliates or locations.

Eligible Participants

The persons eligible to participate in the 2008 Plan are non-employee directors of the Company and key employees, officers, consultants, advisors and other individuals performing services for the Company and its affiliates.

Limitation on Shares Available

The maximum number of shares of common stock available for grant of awards under the 2008 Plan if this amendment is approved (subject to adjustment as described below) will be equal to the sum of: (1) 12,685,000 shares of common stock, (2) the number of shares of common stock subject to outstanding awards as of the effective date of the 2008 Plan under the 1999 LTIP, that on or after the effective date of the 2008 Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock), and (3) the number of shares of common stock surrendered by participants or retained by the Company after the effective date of the 2008 Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 LTIP; provided that no more than 4,225,000 shares of common stock may be issued pursuant to incentive stock options.

If any shares of common stock subject to an award are forfeited or such award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of common stock, any shares of common stock counted against the number of shares of common stock available for issuance pursuant to the 2008 Plan with respect to such award will, to the extent of any such forfeiture, settlement, or termination, again be available for awards under the 2008 Plan. Awards based upon the value of common stock (whether paid in cash or in common stock), any shares of common stock retained by the Company in satisfaction of the participant’s obligation for withholding taxes, and shares of common stock not issued as a result of a net exercise of a stock option are not treated as shares of common stock issued pursuant to the 2008 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its affiliates will not be counted against the shares available for issuance under the 2008 Plan. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Types of Awards

The 2008 Plan allows for the grant of stock options; stock appreciation rights; restricted stock; RSUs; and other awards based upon or measured by an amount or the fair market value of shares of common stock, granted as or in substitution for any right to receive a payment under any other plan or bonus award of compensation (such other awards, “Other Equity-Based Awards”). All awards under the 2008 Plan may or may not be subject to certain performance requirements. Awards under the 2008 Plan may be paid in cash, common stock, or other property, as determined by the Committee. No determination has been made as to the types or amounts of awards that will be granted to specific individuals in the future pursuant to the 2008 Plan if this amendment is approved.

A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of common stock at a price (the “exercise price”) fixed by the Committee. The exercise price paid to the Company generally may be no less than the fair market value of the underlying common stock on the date of grant. The fair market value of a share of common stock on a given date is determined by the closing price as reported on the NYSE on such date. All stock options will expire no later than ten years after the date on which they are granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (1) cash; (2) tender of common stock having a fair market value equal to the exercise price; or (3) a combination of these methods of payment. In addition, if the Committee so decides, the Company may accept the surrender of stock options as consideration for payment. Incentive stock options may be granted only to key employees and officers of the Company and its subsidiaries.

A stock appreciation right is a right to receive cash, common stock, or other property as determined by the Committee, based on the increase in the fair market value of the common stock over the exercise price specified in the stock appreciation right. The exercise price is fixed by the Committee but may not be less than the fair market value of the common stock on the date of grant. The Committee may grant stock appreciation rights either alone or in conjunction with other awards. A stock appreciation right granted in conjunction with a previously granted stock option must have a per-share exercise price no less than the fair market value of the common stock on the date that the stock option was previously granted. The term of a stock appreciation right may not exceed ten years from the date of grant.

Notwithstanding any other provision of the 2008 Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the exercise price of any outstanding stock option or stock appreciation right may not be reduced (except pursuant to Section 7 of the 2008 Plan relating to changes in capital structure), nor may a stock option or stock appreciation right be cancelled in exchange for cash, other awards, or a new stock option or stock appreciation right granted in consideration therefore (whether for the same or a different number of shares) having a lower exercise price than the exercise price of the stock option or stock appreciation right cancelled.

Restricted stock is the grant of shares of common stock that are subject to transfer and other restrictions imposed by the Committee which may constitute a substantial risk of forfeiture. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines. A participant shall have all of the rights of a stockholder with respect to a restricted stock award (including voting and dividend rights), provided that dividends with respect to any such award granted after April 27, 2009 will be subject to the same restrictions as the restricted stock on which such dividends were granted and will not be released until vesting of such award occurs. Generally, upon termination of employment prior to a specific vesting date, any shares of restricted stock (and any dividends paid with respect to such shares) that are at that time subject to restrictions are forfeited.

RSUs represent the right to receive a payment that is valued by reference to common stock, which value may be paid by delivery of such property as the Committee determines, including without limitation, cash, common stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines. A participant who has received RSUs does not have any of the rights of a stockholder until any shares of common stock in payment of the RSUs are delivered to the individual. The Committee may also permit the deferral of the settlement of RSUs in accordance with applicable law.

Other Equity-Based Awards represent awards other than stock options, stock appreciation rights, restricted stock and RSUs that are based upon, or measured in reference to, shares of common stock that may be granted as or in substitution for any right of a participant to receive a payment under any other plan or bonus award.

With respect to restricted stock and RSUs granted after April 27, 2009, any such awards that vest based upon the achievement of a performance goal must be subject to a performance period of not less than one year and any such awards that vest based on continued employment or the passage of time alone must provide for vesting no more rapidly than in equal installments over three years from grant, except (a) upon death, disability or retirement of the participant, (b) upon a change in control, (c) as may be required under the terms of an employment agreement in effect before April 28, 2009 and (d) for such awards that are granted to non-employee directors. In addition, the Committee may grant awards of restricted stock and RSUs covering an aggregate of not more than 345,000 shares which shall be exempt from such special vesting requirements.

Performance-Based Qualifying Awards

The Committee may (but is not required to) grant awards under the 2008 Plan that will qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the deductibility of such awards for federal income tax purposes when paid to the Company’s “covered employees” as defined in Section 162(m) of the Code. Participants granted a performance-based qualifying award are only entitled to receive payment pursuant to the qualifying award for a given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.

These pre-established performance goals, which may vary by participant and by award, must be based upon the attainment of specific amounts of, or changes in, one or more of the following: the fair market value of the common stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders’ equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal established by the Committee may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets.

Prior to the payment of any award granted as a qualifying award, the Committee must certify in writing that the performance goals were satisfied. In determining the amount of the qualifying award actually paid to an individual, the Committee may reduce (but not increase) the amount determined by the applicable performance goal formula.

The maximum number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year (whether such qualifying awards are paid in common stock or a payment with respect to, or valued by reference to such common stock) is 1,000,000 shares of common stock.

Change in Control and Capital Structure

If a Change in Control (as defined in the 2008 Plan) of the Company occurs, the Committee may provide for the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to performance-based qualifying awards). The Committee may also provide that an award will terminate and in lieu of such award the participant will receive a payment in exchange for the termination of the award (equivalent to the amount and in the form the participant would have received if the award were then payable and/or the participant had been able to receive the same as holders of common stock in respect of the net shares of common stock that could be paid pursuant to the award). Finally, the Committee may provide that in the event of a Change in Control, substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder may be granted in exchange for outstanding awards.

In the event of any corporate transaction involving the capital structure of the Company, including any stock dividend, stock split, reverse stock split, split-off, recapitalization, rights offering, reverse stock split recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, distributions to stockholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board of Directors shall make such equitable adjustments as it may deem appropriate in the 2008 Plan and the awards thereunder, including, without limitation, an adjustment in (1) the total number of shares of common stock which may thereafter be issued pursuant to awards under the 2008 Plan and the maximum number of shares of common stock that may be issued pursuant to stock options intended to qualify as incentive stock options, (2) the number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year, and (3) the exercise price, base price or other price or value at the time of grant relating to any award.

Recoupment

If any award is paid, vests or becomes exercisable in accordance with the 2008 Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and the participant who received the award had actual knowledge of the circumstances requiring the restatement, then such participant may have the award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award agreements may require the participant receiving the award, as a condition to the receipt of the award, to agree that the award may be reduced, and the Company may seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

Transferability

No awards under the 2008 Plan may be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a participant to, any party, other than the Company or any affiliate, nor shall awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary or by will or the laws of descent and distribution. During the lifetime of the participant, awards under the 2008 Plan requiring exercise may be exercised only by the participant or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee in its discretion may provide that awards granted pursuant to the 2008 Plan (other than incentive stock options) may be transferable without consideration under such terms and conditions as the Committee shall determine.

Duration, Amendment and Termination

The 2008 Plan became effective when adopted by the Board of Directors on April 16, 2008, and the 2008 Plan will terminate at the close of business on April 16, 2018, unless sooner terminated by the Board of Directors.

The Board of Directors may terminate or amend the 2008 Plan in whole or in part at any time, however, no termination or amendment may materially and adversely affect any rights or obligations with respect to any awards previously made. In addition, an affirmative vote of the holders of a majority of the shares of common stock is required to (1) increase the aggregate number of shares subject to the 2008 Plan, (2) extend the maximum term of awards under the 2008 Plan or the 2008 Plan itself, (3) decrease the exercise price of stock options granted under the 2008 Plan or the exercise price of stock appreciation rights granted under the 2008 Plan to less than the fair market value of common stock at the time of grant, or (4) make any other change that would require stockholder approval under any regulatory requirement applicable to the 2008 Plan (including as necessary to comply with any applicable stock exchange listing requirement). Generally, and in most cases only with the consent of the participants affected, the Committee may amend outstanding award agreements in any manner not inconsistent with the terms of the 2008 Plan.

Stock Price

The closing price of our common stock reported on the NYSE on April 13, 2011, was $16.80 per share.

New Plan Benefits

Because grants of awards will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants of awards, the benefits and amounts that may be received in the future by persons eligible to participate in the 2008 Plan are not presently determinable.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the 2008 Plan. The discussion is for general informational purposes only and does not purport to be complete or address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE 2008 PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Restricted Stock

Restricted stock will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant will not recognize any taxable income upon the grant of restricted stock and the Company or an affiliate, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock on the date on which the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

Participants granted restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than when the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares on the date of grant (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on the date of grant, and the participant’s holding period for such shares will begin on that date. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year prior to forfeiture) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend or qualified dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend or qualified dividend income.

Restricted Stock Units

Upon the grant of RSUs, a participant does not recognize taxable income and the Company (or an affiliate, as applicable) is not entitled to a deduction. When a participant receives payment of RSUs (which may occur on the vesting date or a later date), the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. If a participant receives shares of common stock in settlement of RSUs, the participant will have a tax basis in such shares equal to their fair market value on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the participant in settlement of RSUs, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares. In addition, as discussed below, some RSU awards may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion, additional taxes and interest.

Incentive Stock Options

Upon the grant of an incentive stock option (as defined in Section 422(b) of the Code), the option holder does not recognize any income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the 2008 Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”

The federal income tax consequences of a disposition of the shares of common stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs.

•	If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and neither the Company nor a subsidiary, as applicable, will be entitled to any income tax deduction with respect to such incentive stock option.

•	If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be recognized and treated as taxable ordinary income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction, if any, to the Company or a subsidiary, as applicable) is limited to the lesser of the gain recognized on such sale and the difference between the fair market value of the shares on the date of exercise and the option’s exercise price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option’s exercise price exceeds the amount realized upon such a disposition, the difference will be recognized and treated as short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ than provided above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55(b)(1) of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55(b)(2) of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares of common stock on the date of exercise and the option’s exercise price). As a result, unless the shares of common stock acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares of common stock in partial or full payment of the option’s exercise price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of an incentive stock option if the requirements of the 2008 Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have been acquired on the date of exercise.

If an option holder tenders shares of common stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option’s aggregate exercise price for shares to be acquired upon the exercise of another incentive stock option, and the tender of such shares occurs within two years after the date of grant of the first such incentive stock option or within one year after such shares were transferred to the option holder upon the exercise of such incentive stock option, the tender of such shares will be a Disqualifying Disposition with the tax consequences described above regarding Disqualifying Dispositions. The shares of common stock acquired upon such exercise will be treated as shares of common stock acquired upon the exercise of an incentive stock option, with an aggregate tax basis equal to the option’s exercise price, and the holding period of such shares for capital gains purposes will begin on the date of exercise.

Non-Qualified Stock Options

Upon the grant of a nonqualified stock option, an option holder does not recognize taxable income, and the Company (or an affiliate, as applicable) is not entitled to a deduction. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option’s aggregate exercise price and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares of common stock received upon the exercise of a non-qualified stock option will be equal to the amount paid for such shares plus the amount required to be included in income, and the option holder’s holding period for such shares will begin at the date of such exercise. Upon the sale of the shares received from the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified stock option is exercised in whole or in part with shares of common stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The option holder will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the number of shares received upon such exercise that is in excess of the number of tendered shares, less any cash paid by the option holder. Subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. The fair market value of such excess number of shares will also be the tax basis for those shares and the holding period of such shares will begin on the exercise date.

Stock Appreciation Rights

Upon the grant of a stock appreciation right, a participant does not recognize taxable income, and the Company (or an affiliate, as applicable) is not entitled to a deduction. Upon exercise or settlement of a stock appreciation right, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or an affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon the exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin on the exercise or settlement date. Upon the sale of shares of common stock received in exercise of a stock appreciation right, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Other Equity-Based Awards

The tax treatment of Other Equity-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. This tax treatment will vary depending on the type of award but should generally be analogous to the tax treatment of stock options, stock appreciation rights, restricted stock and RSUs, as described above, as the case may be. Accordingly, in most cases, an Other Equity-Based Award, if payable in shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later, and, if an Other Equity-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Generally, subject to Code Section 162(m), the Company (or an affiliate, as applicable) will be entitled to a deduction, at the time the participant recognizes ordinary income in respect of an Other Equity-Based Award, equal to the amount of ordinary income recognized by the participant. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares.

Please see the section above entitled “Restricted Stock” for the general federal income tax treatment of common stock that is received in settlement of Other Equity-Based Awards and which is subject to a substantial risk of forfeiture for federal income tax purposes upon receipt.

Section 162(m)

Under Section 162(m) of the Code, the Company or an affiliate, as applicable, generally may not deduct remuneration paid to the CEO of the Company and the three highest paid executive officers other than the CEO and CFO (as disclosed on the Company’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the 2008 Plan, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation (within the meaning of Code Section 162(m) and the regulations thereunder).

Section 409A

Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code in order to avoid the adverse tax consequences set forth below. If the requirements of Section 409A of the Code are not met, amounts deferred under the 2008 Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will generally be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually paid to the participant. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Code Section 409A is applicable to their awards. In addition, a failure to comply with Code Section 409A could result in change in the timing of tax deductions previously taken by the Company.

Section 280G

If the vesting and/or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code precludes the Company or an affiliate, as applicable, from deducting such “excess parachute payment.”

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.

PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing the Company’s stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

As described under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our stockholders. Our executive compensation programs are designed to reward our NEOs for the achievement of both near-term and long-term strategic and operational goals, while simultaneously discouraging unnecessary or excessive risk-taking. We encourage you to review the executive compensation disclosure contained in this Proxy Statement, including the “Compensation Discussion and Analysis” and the accompanying tables and narratives, which we believe demonstrates the important role our executive compensation practices have played in keeping the Company moving in the right direction during these difficult economic times.

This vote is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the rules of the SEC. The vote is advisory, which means that it is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee intend to consider the outcome of the vote when making future named executive officer compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion is hereby APPROVED.”

The Board of Directors recommends that stockholders vote to approve the compensation of the company’s named executive officers by voting “FOR” this resolution.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES
ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is seeking the input of the stockholders on the frequency with which they will be asked to vote on the compensation of the NEOs. The stockholders are asked to indicate their preferences for one of the following options: (a) every year, (b) every two years and (c) every three years. Stockholders may also abstain from voting.

The Board of Directors recommends that the advisory vote on the compensation of the NEOs be held every year. As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract, retain and motivate a team of highly qualified executives who will create both near-term and long-term value for the stockholders. The Board of Directors has determined that although a large part of the Company’s focus is on long-term value, the stockholders should have an annual opportunity to provide input on the executive compensation program. The Board of Directors’ determination was based upon the premise that the executive compensation program is evaluated, adjusted and approved on an annual basis by the Compensation Committee and the Board of Directors’ belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual determinations. Additionally, an annual vote promotes a higher level of accountability to the stockholders and fosters more frequent communication between the Compensation Committee and the stockholders.

A plurality of the votes cast is required to determine the choice of the stockholders with respect to this proposal. This means that whichever frequency receives the most votes, disregarding abstentions and broker non-votes, will be deemed the choice of the stockholders. While this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will determine the frequency at which advisory votes on named executive officer compensation will be included in the Company’s proxy statement based on the outcome of this vote.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years or every three years (or abstain) when voting in response to the resolution set forth below:

“RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, with a frequency of every year, every two years or every three years, whichever receives the highest number of votes cast with respect to this resolution.”

The Board of Directors recommends that the stockholders vote for the option of every “1 YEAR” for the frequency of the advisory vote on the compensation of the company’s named executive officers.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 13, 2011 (except as otherwise stated in the footnotes to the table) regarding beneficial ownership of the Company’s common stock by: (1) the named executive officers listed in the “Summary Compensation Table” on page 29; (2) each director of the Company; (3) all directors and executive officers of the Company as a group; and (4) each other person or entity known by the Company to own beneficially more than five percent of the Company’s outstanding common stock. Percentage ownership is based on 129,318,647 shares of common stock outstanding as of April 13, 2011, the record date for the Annual Meeting. Except as otherwise stated in the footnotes to the table, this table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names.

	Common Stock
	Beneficially Owned
Name of Beneficial Owner	Shares	%

Named Executive Officers
Salvatore Iannuzzi(1)	1,468,461	1.1
Timothy T. Yates(2)	624,501	*
Darko Dejanovic(3)	632,147	*
James M. Langrock(4)	275,294	*
Lise Poulos(5)	423,922	*
Other Directors
John Gaulding(6)	40,014	*
Edmund P. Giambastiani, Jr.(7)	15,000	*
Cynthia P. McCague(8)	7,500	*
Jeffrey F. Rayport(9)	8,049	*
Roberto Tunioli(10)	10,000	*
All directors and executive officers as a group (10 persons)(11)	3,504,888	2.7
5% Stockholders
Capital Research Global Investors(12)	9,210,500	7.1
The Vanguard Group, Inc.(13)	7,230,974	5.6
Sarasin & Partners LLP(14)	6,777,853	5.2

*	Less than 1%

(1)	The shares beneficially owned by Mr. Iannuzzi consist of (A) 555,127 shares of common stock held outright by Mr. Iannuzzi and (B) 913,334 shares of unvested restricted stock with respect to which Mr. Iannuzzi possesses sole voting power.

(2)	The shares beneficially owned by Mr. Yates consist of (A) 230,751 shares of common stock held outright by Mr. Yates and (B) 393,750 shares of unvested restricted stock with respect to which Mr. Yates possesses sole voting power.

(3)	The shares beneficially owned by Mr. Dejanovic consist of (A) 181,724 shares of common stock held outright by Mr. Dejanovic, (B) 447,423 shares of unvested restricted stock with respect to which Mr. Dejanovic possesses sole voting power and (C) 3,000 shares of common stock underlying RSUs that are scheduled to vest within 60 days of April 13, 2011.

(4)	The shares beneficially owned by Mr. Langrock consist of (A) 38,575 shares of common stock held outright by Mr. Langrock and (B) 236,719 shares of unvested restricted stock with respect to which Mr. Langrock possesses sole voting power.

(5)	The shares beneficially owned by Ms. Poulos consist of (A) 142,098 shares of common stock held outright by Ms. Poulos and (B) 281,824 shares of unvested restricted stock with respect to which Ms. Poulos possesses sole voting power.

(6)	The shares beneficially owned by Mr. Gaulding consist of (A) 8,500 shares of common stock held outright by Mr. Gaulding, (B) 7,500 shares of unvested restricted stock with respect to which Mr. Gaulding possesses sole voting power and (C) 24,014 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 13, 2011.

(7)	The shares beneficially owned by Admiral Giambastiani consist of (A) 7,500 shares of common stock held outright by Admiral Giambastiani and (B) 7,500 shares of unvested restricted stock with respect to which Admiral Giambastiani possesses sole voting power.

(8)	The shares beneficially owned by Ms. McCague consist of (A) 3,750 shares of common stock held outright by Ms. McCague and (B) 3,750 shares of unvested restricted stock with respect to which Ms. McCague possesses sole voting power.

(9)	The shares beneficially owned by Dr. Rayport consist of (A) 4,299 shares of common stock held outright by Dr. Rayport and (B) 3,750 shares of unvested restricted stock with respect to which Dr. Rayport possesses sole voting power.

(10)	The shares beneficially owned by Mr. Tunioli consist of (A) 5,000 shares of common stock held outright by Mr. Tunioli and (B) 5,000 shares of unvested restricted stock with respect to which Mr. Tunioli possesses sole voting power.

(11)	The shares beneficially owned by the directors and executive officers as a group consist of (A) an aggregate of 1,177,324 shares of common stock held outright by those individuals, (B) an aggregate of 2,300,550 shares of unvested restricted stock with respect to which such individuals possess sole voting power, (C) an aggregate of 3,000 shares of common stock underlying RSUs that are scheduled to vest within 60 days of April 13, 2011 and (D) an aggregate of 24,014 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 13, 2011.

(12)	Capital Research Global Investors, a division of Capital Research and Management Company, is deemed to beneficially own 9,210,500 shares of our common stock as a result of Capital Research and Management Company acting as investment adviser to various investment companies. Capital Research Global Investors has sole voting power and sole dispositive power with respect to all 9,210,500 shares and does not have shared voting power or dispositive power with respect to any of the shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071. Information with respect to Capital Research Global Investors has been derived from its Schedule 13G/A as filed with the SEC on February 11, 2011.

(14)	The Vanguard Group, Inc. (“Vanguard”) may be deemed to beneficially own 7,230,974 shares of our common stock. Vanguard has sole voting power with respect to 164,311 shares, sole dispositive power with respect to 7,066,663 shares, shared dispositive power with respect to 164,311 and does not have shared voting power with respect to any of the shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Information with respect to Vanguard has been derived from its Schedule 13G/A as filed with the SEC on February 10, 2011.

(15)	Sarasin & Partners LLP is deemed to beneficially own 6,777,853 shares of our common stock. Sarasin & Partners LLP has sole voting power and sole dispositive power with respect to all 6,777,853 shares and does not have shared voting power or dispositive power with respect to any of the shares. The address for Sarasin & Partners LLP is Juxon House, 100 St. Pauls Churchyard, London, EC4M 8BU, United Kingdom. Information with respect to Sarasin & Partners LLP has been derived from its Schedule 13G as filed with the SEC on February 7, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal 2010 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

AUDIT MATTERS

The Company incurred professional fees from BDO USA, LLP, its independent registered public accounting firm, and BDO International affiliate firms for the following professional services:

Audit Fees.  Fees in the amount of $2.7 million and $2.9 million in 2010 and 2009, respectively, related to the audits of the Company’s annual financial statements and internal controls; the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q; the review of documents filed with the SEC; and the services that an independent registered public accounting firm would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements, such as consents and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees.  Fees in the amount of $44,100 and $41,000 in 2010 and 2009, respectively, primarily related to the audits of the Company’s employee benefit plan, due diligence related to mergers and acquisitions and accounting consultation.

Tax Fees.  Fees in the amount of $0.1 million and $0.2 million in 2010 and 2009, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not incur any fees from BDO USA, LLP in 2010 or 2009 other than as described above.

The Company’s Audit Committee has determined that the non-audit services provided by BDO USA, LLP in connection with the years ended December 31, 2010 and 2009 were compatible with the auditors’ independence. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policies

The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Monster Worldwide, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the Company’s independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Codification of Statements on Auditing Standards, AU 380, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other items, discussed with BDO USA, LLP, matters relating to BDO USA, LLP’s independence, including the written disclosures made to the Audit Committee as required by the Independence Standards of the PCAOB.

Finally, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

On the basis of these reviews and discussion, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Members of the Audit Committee*

Roberto Tunioli, Interim Chairman
John Gaulding

* Robert J. Chrenc also took part in the relevant review and discussions. Mr. Chrenc served as the Chairman of the Audit Committee until his death on February 22, 2011. On March 14, 2011, Roberto Tunioli was appointed as Interim Chairman of the Audit Committee and Jeffrey F. Rayport was appointed as a member of the Audit Committee to fill the vacancies caused by Mr. Chrenc’s death. Dr. Rayport did not participate in the relevant reviews and discussions as a member of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Monster adheres to a strict policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Ethics and the Corporate Governance Guidelines, each of which is available through the “Corporate Governance” section of our company website. Our company website is located at http://about-monster.com and the “Corporate Governance” section is located on the “Investor Relations” tab located at http://ir.monster.com. The Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director must promptly inform the Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the director must resign from his or her position from the Board of Directors. Directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. In addition, the Company’s legal department, together with outside legal counsel, is responsible for monitoring compliance with this policy. The Company’s Audit Committee is responsible for reviewing any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, and stockholders owning five percent or more of the Company’s outstanding stock.

Since January 1, 2010, we have not been a party to, and we have no plans to be a party to, any transactions considered to be related person transactions.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Under the SEC proxy rules, if a stockholder wants the Company to include a proposal in the Proxy Statement for the 2012 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, 39th Floor, New York, New York 10017, Attention: Secretary, no later than December 30, 2011.

Under the Company’s by-laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2012 Annual Meeting must give the Company advance notice in accordance with the Company’s by-laws. To be timely, the Company must receive such notice for the 2012 Annual Meeting at its offices mentioned above no earlier than February 13, 2012 and no later than March 14, 2012. Nominations for director must be accompanied by written consent to serving as a director if elected.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders and other interested parties to communicate with the Board of Directors, the lead independent director, all non-management directors as a group, or individual directors as follows. Stockholders and other interested parties who wish to communicate with the Board of Directors, the lead independent director, all non-management directors as a group, or an individual director should direct written correspondence to the Company’s Secretary at its principal office at 622 Third Avenue, 39th Floor, New York, New York 10017. With respect to any stockholder, any communication must contain (1) a representation that the stockholder is a holder of record of stock of the Company, (2) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (3) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors, the lead independent director, all non-management directors as a group, or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: SECRETARY, 622 THIRD AVENUE, 39TH FLOOR, NEW YORK, NEW YORK 10017.

ANNEX A

MONSTER WORLDWIDE, INC.
2008 EQUITY INCENTIVE PLAN
(as amended as of April 26, 2011)

1.  PURPOSE OF THE PLAN.  The purpose of the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the “Plan”) is to further the long-term growth of Monster Worldwide, Inc. (the “Company”) and its Subsidiaries by attracting, retaining and motivating its key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates by providing equity incentives for them that create a proprietary interest in the Company. To achieve that purpose, the Plan permits the Company to provide equity or equity-based incentive compensation of the types commonly known as restricted stock, restricted stock units, stock options, and stock appreciation rights, as well as any other types of equity-based incentive compensation that will achieve that purpose.

2.  DEFINITIONS.

In addition to capitalized terms otherwise defined herein, the following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

“1999 Long Term Incentive Plan” means the Company’s 1999 Long Term Incentive Plan, effective as of December 9, 1998 and expiring on December 9, 2008.

“Affiliate” means an entity directly or indirectly controlling, controlled by or under common control with the referenced person.

“Award,” except where referring to a particular category of grant under the Plan, shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, and an Equity-Based Award as contemplated herein.

“Award Agreement” means a written agreement, contract or such other instrument or document, including an electronic communication, in such form as the Committee shall determine from time to time, evidencing any Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means at such time as any of:

(i) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(ii) the stockholders of the Company approve a plan of complete liquidation of the Company;

(iii) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Investor, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total voting power of the Voting Interests of the Company on a fully diluted basis;

(iv) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided that notwithstanding the foregoing, in the case of Awards granted after April 28, 2009, the Change in Control shall only be deemed to occur simultaneously with the consummation of such merger or consolidation; or

(v) the first day as of which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board or another committee of the Board appointed in accordance with Section 3(a).

“Common Stock” means the Company’s common stock, par value $0.001 per share, either currently existing or authorized hereafter.

“Continuing Directors” means (i) the directors of the Company on the Effective Date, and (ii) each other director if, in each case, such other director’s nomination for election or election to the Board of Directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.

“Effective Date” means January 1, 2008.

“Equity-Based Award” means a right to a payment in shares of Common Stock, or a right to a payment that is based upon or measured by an amount of shares of Common Stock, or a right to a payment that is based upon or measured by the Fair Market Value of Common Stock, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per share of Common Stock, determined by the Committee but subject to the Plan, at which a Stock Option or a Stock Appreciation Right may be exercised.

“Fair Market Value” per share of Common Stock as of a particular date means the closing sales price per share of the Common Stock as published by the principal national securities exchanges (including but not limited to the NYSE) on the date as of which the determination is made, or if there were no sales on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of Common Stock are not then listed on a national securities exchange on such date, the closing price, or if none, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, such value of a share of Common Stock on such date as the Committee in its discretion may in good faith determine. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

“Incentive Stock Option” means a Stock Option that qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or its Affiliates.

“Permitted Investor” means (i) any person that owns shares of Class B Common Stock of the Company on the Effective Date; provided, however, that, no person that owns shares of Class B Common Stock on the Effective Date shall be deemed a Permitted Investor pursuant to the exemption provided in this clause (i) once such person no longer holds all or substantially all of such shares of Class B Common Stock (whether as a result of the conversion of such shares or otherwise); (ii) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that a majority of the Continuing Directors shall have approved the acquisition of more than 25% of the outstanding Voting Interest by such person or group; provided that such Continuing Directors approve such acquisition (1) prior to the date such person or group beneficially owns, directly or indirectly, more than 5% of the Voting Interest, (2) in the case of any holder of more than 5% and less than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 10% of the Voting Interest (or 15% of the Voting Interest if such holder owns more than 10% of the Voting Interest solely as a result of the conversion of all or substantially all of the shares of Class B Common Stock), or (3) in the case of any holder of more than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 20% of the Voting Interest; or (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any subsidiary of the Company. Notwithstanding the foregoing, no such person or group shall be deemed a Permitted Investor if, in connection with the acquisition of the Voting Interest by such person or group, the Voting Interest are no longer listed on a U.S. national securities exchange or the NASDAQ Stock Market.

“Restricted Stock” means the right to receive a number of shares of Common Stock that are subject to restrictions on transferability and any other restrictions, all as determined by the Committee.

“Restricted Stock Unit” means the right to receive a payment that is valued by reference to Common Stock, which value may be paid by delivery to the Participant of such property as the Committee shall determine, including without limitation, cash, Common Stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right to receive the appreciation in the Fair Market Value of a specified number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Stock Option” means the right to purchase a number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

“Subsidiary” means any Company that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

“Voting Interests” means shares of capital stock issued by the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the Company, even if the right so to vote has been suspended by the happening of such a contingency.”

3.  ADMINISTRATION OF THE PLAN.

(a) Committee Members:  The Plan shall be administered by the Committee appointed by the Board consisting of two or more of its members who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code, as the Board may from time to time designate; provided that no action taken by the Committee (including without limitation grants or Awards) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence.

(b) Committee Authority:  Subject to the provisions of the Plan, the Committee shall have the exclusive power to select the persons to participate in the Plan, to determine the type, size and terms and conditions of Awards (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with any Award to be made to each Participant selected, and to determine the time or times when Awards will be granted or paid. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, authorize the transfer of Awards and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Company, its Affiliates, its stockholders and Participants and their beneficiaries or successors and their permitted transferees). Notwithstanding anything to the contrary herein, with respect to Awards granted on or after April 28, 2009, the Committee may not, without the approval of the Company’s stockholders, exercise its discretion to accelerate the vesting, delivery or exercisability of such Awards except in cases relating to the Participant’s death, disability or retirement or in the event of a Change in Control of the Company.

(c) Grants Outside of the United States:  The Committee shall also have the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to Participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan outside of the United States, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

(d) Grants to Non-Employee Directors:  Any Awards to Non-Employee Directors under the Plan shall be made by the Board or a committee of the Board (all of whose members are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto)) to whom the Board has delegated its authority (the Board or the committee to whom it has delegated such authority being referred to herein as the “Board Committee”). With respect to Awards to such Non-Employee Directors, all rights, discretion, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board Committee, it being intended that no Awards to Non-Employee Directors under the Plan shall be subject to the discretion of management.

4.  PARTICIPATION.  Key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates shall be eligible to receive Awards under the Plan (the “Participants”). The Committee shall select from among the Participants the persons who shall receive Awards pursuant to the Plan.

5.  SHARES OF STOCK SUBJECT TO THE PLAN.  Subject to adjustment as provided in Section 7(a) hereof, the maximum number of shares available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of: (a) 12,685,000 shares of Common Stock, (b) the number of shares of Common Stock subject to outstanding awards as of the effective date of the Plan under the 1999 Long Term Incentive Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), and (c) the number of shares of Common Stock surrendered by Participants or retained by the Company after the effective date of the Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 Long-Term Incentive Plan; provided that no more than 4,225,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase.

No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan. For this purpose, Awards based upon, or measured by, the value or changes in the value of shares of Common Stock (whether paid in cash or shares of Common Stock), any shares of Common Stock tendered to or retained by the Company in satisfaction of the participant’s obligation for the Exercise Price or withholding of taxes, and shares of Common Stock not issued as a result of a net exercise of a Stock Option or net settlement of a Stock Appreciation Right shall not be treated as shares of Common Stock issued pursuant to the Plan.

Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Stock that may be issued under the Plan or the maximum number of Common Stock authorized for grant to a Participant in any calendar year described in Section 6(i).

6.  AWARDS.

(a) General:  Awards may be granted as Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and any other Equity-Based Awards determined by the Committee to be consistent with the purposes of the Plan, all of which shall be granted on the terms and conditions set forth in this Section 6 and such other terms and conditions, not inconsistent therewith, as the Committee shall determine. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to an Award, and may grant any Award either alone, or in conjunction with, another Award, either at the time of grant or by amendment thereafter, or may grant any Awards in the alternative, so that the exercise of one Award shall result in the forfeiture or, or an adjustment to, another Award.

(b) Vesting, Other Performance Requirements and Forfeiture:  In making Awards under the Plan, the Committee may, on the date of grant or thereafter, (i) specify that the right to exercise, receive, retain and/or transfer such Award or the economic value derived therefrom shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Company or its Affiliates, and/or the achievement of specified business and/or personal performance goals, and (ii) provide for the forfeiture of all or any portion of any such Awards or the economic value derived therefrom in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined. Notwithstanding the foregoing, the Committee shall retain full power to accelerate or waive any such condition as it may have previously imposed, except as prohibited by Sections 6(f)(i) and 6(g). All Awards shall be evidenced by an Award Agreement, and each Award Agreement shall specify the terms, conditions, restrictions and limitations applicable to such Award.

(c) Term of Awards:  The term of each Award shall, except as otherwise provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of grant of the Award. The Committee may establish the extent to which the term of an Award shall continue or terminate in the event the Participant terminates employment or the performance of services, including as a result of death or disability.

(d) Stock Options:  The Committee may grant Stock Options to Participants on the following terms and conditions:

(i) Stock Options granted may include Incentive Stock Options and Stock Options that are not Incentive Stock Options; provided that Incentive Stock Options may only be granted to key employees and officers of the Company and its Subsidiaries. A Stock Option granted under the Plan that was intended to qualify as an Incentive Stock Option but fails or ceases to qualify as an Incentive Stock Option for any reason shall still constitute a Stock Option under the Plan.

(ii) The term of any Stock Option shall be determined by the Committee, but in no event shall any Stock Option be exercisable more than ten years after the date on which it was granted.

(iii) The Exercise Price of any Stock Option shall be determined by the Committee at the time the Stock Option is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines. Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Option may not be reduced (except pursuant to Section 7), nor may a Stock Option be cancelled in exchange for cash, other Awards, or a new Stock Option granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Option cancelled.

(iv) Upon exercise of a Stock Option, the Exercise Price shall be payable to the Company in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date provided by the Committee in the Award Agreement for payment, or in a combination of cash and shares of Common Stock. The Company may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of a Stock Option, in consideration of a payment by the Company equal to the difference obtained by subtracting the aggregate Exercise Price from the aggregate Fair

Market Value of the Common Stock covered by the Stock Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash. The Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), effect such surrender by presenting proof of record ownership of such Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such Common Stock, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Stock Option.

(e) Stock Appreciation Rights:  The Committee may grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) The per-share Exercise Price of Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines; provided, however, that if the Stock Appreciation Right is granted in tandem with, but subsequent to, a Stock Option the Stock Appreciation Right Stock shall have a per-share Exercise Price not less than the Exercise Price of the Stock Option to which the Stock Appreciation Right is granted in tandem (so that the exercise of the Stock Appreciation Right shall result in the forfeiture or, or an adjustment to, the related Stock Option). Notwithstanding any other provision of the Plan, unless such action is approved by the Company’s stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Appreciation Right may not be reduced (except pursuant to Section 7), nor may a Stock Appreciation Right be cancelled in exchange for cash, other Awards, or a new Stock Appreciation Right granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Appreciation Right cancelled.

(ii) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of shares of Common Stock subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Stock under such Award of Stock Appreciation Rights are used to calculate the cash, Common Stock or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(f) Restricted Stock:  The Committee may grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine; provided, however, that with respect to Restricted Stock granted on or after April 28, 2009, no restriction relating to the vesting of such Restricted Stock that is based upon specified performance goals shall be based on a performance period of less than one year, and no restriction that is based upon continued employment or the passage of time alone shall provide for vesting of Restricted Stock more rapidly than in equal installments over three years from the date the Restricted Stock is granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units

without any minimum vesting period. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote Restricted Stock and the right to receive dividends (whether in cash or in shares of Common Stock) thereon, except that any dividends received with respect to Restricted Stock granted on or after April 28, 2009 shall be subject to the same restrictions as the Restricted Stock in respect of which the dividends were received.

(ii) Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment prior to specific vesting dates, shares of Restricted Stock (and any dividends) that are at that time subject to restrictions shall be forfeited.

(iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and, if the Committee so determines, the Company shall retain physical possession of the certificate representing such Restricted Stock (whether or not vested).

(g) Restricted Stock Units:  The Committee may grant Restricted Stock Units to Participants. Restricted Stock Units shall vest and/or become payable to a Participant upon the achievement of specified performance goals, after a specified period of continued employment with the Company or its Affiliates, or both, as the Committee may impose at the date of grant or thereafter, which vesting may occur in whole or in part or in combination at such times, under such circumstances, as the Committee may determine; provided, however, that with respect to Restricted Stock Units granted on or after April 28, 2009, the vesting of such Restricted Stock Units that is based upon the achievement of specified performance goals shall be based on a performance period of not less than one year, and no condition that is based upon continued employment or the passage of time alone shall provide for vesting of the Restricted Stock Units more rapidly than in equal installments over three years from the date the Restricted Stock Units were granted, in each case except (A) upon the death, disability or retirement of the Participant, (B) as may be required under terms in effect prior to April 28, 2009 of a Participant’s employment agreement, (C) upon a Change in Control, (D) for Restricted Stock Units granted to Non-Employee Directors and (E) up to 345,000 shares of Common Stock that may be granted to Participants other than Non-Employee Directors as Restricted Stock or Restricted Stock Units without any minimum vesting period. Settlement of Restricted Stock Units shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

(h) Other Equity-Based Awards:  The Committee, subject to limitations under applicable law, may grant to Participants Equity-Based Awards, in addition to those provided in Sections 6(d), (e), (f), and (g) hereof, as deemed by the Committee to be consistent with the purposes of the Plan, as or in substitution for any right of a Participant to receive a payment under any other plan or bonus award of compensation, whether of cash, property or shares of Common Stock, from the Company or an Affiliate.

(i) Certain Qualifying Awards:  The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such Award qualifies as “performance-based compensation” under Section 162(m) of the Code (a “Qualifying Award”). The right to receive or retain any Award granted as a Qualifying Award (other than a Stock Option or a Stock Appreciation Right) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders’ equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant Affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any Affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. The amount of the Qualifying Award actually paid to a Participant at the discretion of the Committee may be less, but shall not be more, than the amount determined by the applicable performance goal formula. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year (whether such Qualifying Awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7(a) hereof.

(j) Form, Time and Deferral of Payments:  Awards may be paid in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards (including, by way of illustration and not by way of limitation, as Restricted Stock), or other property. At the time the Committee grants each Award under the Plan, the Committee shall specify the time (which time may be a specific date or event, or the time of the satisfaction of any performance goals or other condition imposed by the Committee) of the payment of the Award. The Committee, whether at the time of grant of an Award or at any time thereafter prior to payment, exercise or settlement, may permit (subject to the requirements of applicable law and Sections 162(m) and 409A of the Code and any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of an Award that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. Deferrals shall be for such periods and upon such other terms as the Committee may determine, all of which terms (including the amount (or methods for determining the amount) of the deferrals payable (which may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividends in respect of deferred amounts credited in Common Stock equivalents), the time when such deferrals shall be payable and conditions of, and any limitations or changes to, such elections) shall be set forth in the Award Agreement, which terms shall comply with the requirements of Section 409A of the Code and, in the case of any Qualifying Award, shall comply with the requirements of Section 162(m) of the Code. The Committee’s procedures may provide that such payment, exercise or settlement shall be in a lump sum or in installments over such period as the Committee in its discretion may allow and may require that, notwithstanding a Participant’s election, payment, exercise of settlement of an Award shall be made upon, or deferred until a specified period after, a Participant’s death or disability, termination of employment or other event.

(k) Change of Control:  If a Change in Control shall occur, then the Committee may provide for any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to Qualifying Awards), to the extent, as of a date, and subject to such other terms and conditions as determined by the Committee; (ii) any or all Awards shall terminate and each Participant shall receive a payment in exchange for the termination of such Award in any amount equivalent to the amount, and in the form, the Participant would have received if the Award were then payable and/or the Participant had been able to receive the same as holders of Common Stock in respect of the net shares of Common Stock that could be paid pursuant to the Award; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder; provided, however, that the Committee shall not take any action with respect to any Award if the effect of such action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

7.  DILUTION AND OTHER ADJUSTMENTS.

(a) Changes in Capital Structure:  In the event of any corporate transaction involving the capital structure of the Company, including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, rights offering, capital reorganization, reclassification of shares of Common Stock, merger, consolidation, distributions to shareholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder, including, without limitation, an adjustment in (i) the total number of shares of Common Stock which may thereafter be issued pursuant to Awards under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to qualify as Incentive Stock Options pursuant to Section 5 hereof, (ii) the number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 6(i) hereof, and (iii) the Exercise Price, base price or other price or value at the time of grant relating to any Award. Moreover, in the event of any such transaction, the Board may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Agreements evidencing Awards may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Awards upon the occurrence of any of the foregoing events.

(b) Limits on Discretion to Make Adjustments:  Notwithstanding any provision of this Section 7 to the contrary, no adjustment shall be made (i) in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as “performance-based compensation” under Section 162(m) of the Code, and (ii) with respect to any Award if the effect of such adjustment or other action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

8.  MISCELLANEOUS PROVISIONS.

(a) Right to Awards:  No employee, officer, consultant, advisor or other person who is or could be a Participant shall have any claim or right to be granted any Award under the Plan.

(b) Rights as Stockholders:  A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until the book entry is made or the certificate for the shares of Common Stock are issued to the Participant.

(c) No Assurance of Employment; Termination:  Neither the Plan nor any action taken thereunder shall be construed as giving any Non-Employee Director, employee, officer, consultant, advisor or other person who is or could be a Participant any right to be to be nominated for election by the Company’s stockholders, or retained in the employ of, or have the right to provide services to, the Company or any Affiliate. The Committee shall determine under what circumstances or when a Participant has terminated employment with, or ceased to perform services for, the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

(d) Costs and Expenses:  All costs and expenses incurred in administering the Plan shall be borne by the Company.

(e) Unfunded Plan:  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

(f) Withholding Taxes:  The Company is authorized to withhold from any Award granted and any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make payment of an Award net of a Participant’s withholding taxes and other tax obligations, and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

(g) Limits on Transferability:  No Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Company or any Affiliate, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee in its discretion, may provide that Awards granted pursuant to the Plan (other than a Stock Option granted as an Incentive Stock Option) may be transferable without consideration under such terms and conditions as the Committee shall determine; provided that in each such case, the Awards so transferred remain subject to the provisions (including provisions as to exercise or forfeiture and on transferability) as are set forth in the Plan and the Award Agreement relating to the Award so transferred.

(h) Beneficiary:  Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Company or, in the absence of such designation, according to the Participant’s will or the laws of descent and distribution.

(i) No Fractional Shares:  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be cancelled, forfeited or otherwise eliminated.

(j) Compliance with Legal Requirements:  No Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action deemed necessary or appropriate to meet such requirements. The Committee may impose such conditions on any Common Stock issuable under the Plan as it deems advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which the shares of Common Stock are then listed and under any blue sky or other securities laws applicable to the shares of Common Stock. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell of distribute such shares of Common Stock.

(k) Discretion:  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, officer, consultant, advisor or other person who is or could be a Participant, the Company, any Affiliate, any stockholder or any other person. The Committee alone shall have the authority and discretion to exercise or decline to exercise any authority or to make any determination to be made under the Plan.

(l) Termination of Employment or other Retention with the Company:  For all purposes under the Plan, the Committee shall determine whether a Participant has terminated employment with or whether the performance of services for the Company and its Affiliates has terminated; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

9.  AMENDMENT OR TERMINATION OF THE PLAN.  The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that, subject to Section 7 hereof, no such action shall materially and adversely affect any rights or obligations with respect to any

Awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall be made to (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7 hereof), (ii) extend the maximum term of Awards under the Plan or the Plan itself, (iii) decrease the Exercise Price of Stock Options granted under the Plan or the Exercise Price of Stock Appreciation Rights granted under the Plan (other than decreases pursuant to Section 7 hereof) to less than the Fair Market Value of Common Stock at the time of grant, or (iv) make any other change that materially alters the Plan that would require stockholder approval under any regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement). Subject to Section 7 hereof, with the consent of the Participants affected, the Committee may amend outstanding Award Agreements in any manner not inconsistent with the terms of the Plan; provided, however, that if the Committee determines that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee to have or to be expected to have a significant effect on the performance of the Company, or any Affiliate, division or department thereof, on the Plan or on any Award under the Plan, the Committee, without the consent of the Participant, may make such changes in a Participant’s Award Agreement as are appropriate under the circumstances.

10.  EFFECTIVE DATE AND TERM OF PLAN.  The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the stockholders of the Company at the annual meeting of stockholders next following the adoption of the Plan by the Board, and no Award shall become exercisable, realizable or vested prior to such annual meeting. If the Plan is not so approved by the stockholders at the next annual meeting, all Awards theretofore granted shall be null and void. The Plan shall terminate at the close of business on the tenth anniversary of the date the Plan was adopted by the Board, unless sooner terminated by action of the Board. No Award may be granted hereunder after termination of the Plan, but such termination of the Plan shall not affect the validity of any Award then outstanding or any authority granted to the Committed under the Plan.

11.  RECOUPMENT.  If (i) any Award is paid, vests or becomes exercisable in accordance with the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the Award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and (iii) the Participant receiving such Award had actual knowledge of the circumstances requiring the restatement, then, such Participant may have the Award reduced to the level, if any, that in the Committee’s sole judgment would have been earned on the basis of the revised financial statements. Award Agreements may require the Participant receiving the Award, as a condition to the receipt of the Award, to agree that the Award may be reduced pursuant to this Section 11, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

12.  LAW GOVERNING.  The validity and construction of the Plan and any Award Agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, except as otherwise provided in any Award Agreement.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on 06/07/2011. Meeting Information MONSTER WORLDWIDE, INC. Meeting Type: Annual For holders as of: 04/13/2011 Date: 06/07/2011 Time: 10:00 a.m. EDT Location: Dechert LLP 1095 Avenue of the Americas 28th Floor New York, NY 10036 You are receiving this communication because you hold shares in the company named above. MONSTER WORLDWIDE, INC. 622 THIRD AVENUE This is not a ballot. You cannot use this notice to vote 39TH FLOOR these shares. This communication presents only an NEW YORK, NY 10017 overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. -P08349 See the reverse side of this notice for instructions on how to access the proxy M34391 materials and vote.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow JXXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. J Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 05/24/2011. How To Vote Please Choose One of the Following Voting Methods Vote In Person: To obtain directions to attend the meeting and vote in person, please call Monster Worldwide, Inc.’s Investor Relations Department at 212-351-7090. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box M34392-P08349 marked by the arrow XXXX XXXX XXXX available and follow the instructions. J Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 3 and 4 and for every 1 Year on Proposal 5. 1. Election of Directors 2. Ratification of the appointment of BDO USA, LLP Nominees: as Monster Worldwide, Inc.’s independent registered public accounting firm for the fiscal 1a. Salvatore Iannuzzi year ending December 31, 2011. 1b. John Gaulding 3. Approval of an amendment to the Monster Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized 1c. Edmund P. Giambastiani, Jr. for issuance thereunder. 1d. Cynthia P. McCague 4. Advisory vote on named executive officer compensation. 1e. Jeffrey F. Rayport 5. Frequency of advisory votes on named executive 1f. Roberto Tunioli officer compensation. 1g. Timothy T. Yates P08349 -M34393

M34394- P08349

Three Alternate Ways to Vote VOTE BY INTERNET/TELEPHONE/MAIL 24 Hours a Day — 7 Days a Week MONSTER WORLDWIDE, INC. 622 THIRD AVENUE 39TH FLOOR VOTE BY INTERNET — www.proxyvote.com Use the Internet to vote up until 11:59 p.m. Eastern Time the day before the NEW YORK, NY 10017 meeting date. Have your proxy card in hand when you access the web site and follow the instructions. VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Monster Worldwide, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you have submitted your vote by Internet or telephone there is no need for you to mail back your voting instruction card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M34399-P08349-Z54921 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MONSTER WORLDWIDE, INC. The Board of Directors recommends you vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 3 and 4 and for every 1 Year on Proposal 5. 1. Election of Directors Nominees: For Against 1a. Salvatore Iannuzzi 0 0 For Against Abstain 2. Ratification of the appointment of BDO USA, LLP as 1b. John Gaulding 0 0 0 0 0 Monster Worldwide, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011. 1c. Edmund P. Giambastiani, Jr. 0 0 1d. Cynthia P. McCague 0 0 3. Approval of an amendment to the Monster 0 0 0 Worldwide, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder. 1e. Jeffrey F. Rayport 0 0 1f. Roberto Tunioli 0 0 4. Advisory vote on named executive officer compensation. 0 0 0 1g. Timothy T. Yates 0 0 1 Year 2 Years 3 Years Abstain 5. Frequency of advisory votes on named executive 0 0 0 0 officer compensation. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, Note: This proxy will be voted as specified. If no specification is made it will be voted please give full title as such. Joint owners should each sign personally. If a FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 4 and for every 1 Year corporation, please sign in full corporate name, by authorized officer. If a on Proposal 5. The proxies are authorized to vote in their discretion with partnership, please sign in partnership name by authorized person.) respect to other matters that may come before the meeting. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M34400-P08349-Z54921 MONSTER WORLDWIDE, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Salvatore Iannuzzi and Timothy T. Yates, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Monster Worldwide, Inc. to be held at 10:00 a.m. on Tuesday, June 7, 2011, at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, as directed on the reverse side hereof. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged. (To be Completed, Signed and Dated on Reverse Side)